Exhibit 10.1

[Execution Copy]
UNSECURED LOAN AGREEMENT
This Unsecured Loan Agreement (this “Loan Agreement” and, together with the Addendum (as defined in Section 6 hereof), this “Agreement”) is dated as of June 1, 2026, among the lenders party hereto (the “Lenders”), Bank of Hope, as administrative agent (in such capacity, the “Administrative Agent”), lead arranger and bookrunner, and StoneX Financial Inc., a Florida corporation (the “Borrower”). This Loan Agreement will be effective upon the satisfaction of the conditions precedent set forth in Section 3.1 of the Addendum (as defined in Section 6 of this Loan Agreement).

All capitalized terms used herein shall have the meanings given to them in this Loan Agreement, including Section 6 hereof, or, if not defined herein, the meanings given to such terms in the Addendum. The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.
The parties hereto mutually agree as follows:
1.Whenever the Borrower desires to borrow a Loan, it shall give notice to the Administrative Agent (in accordance with the terms of Section 3 below) with copies to the DSRO and FINRA.
2.Subject to the terms and conditions of this Agreement, each Lender agrees to make Loans in Dollars to the Borrower from time to time during the Commitment Period in an aggregate principal amount at any time outstanding that, after giving effect to the making of such Loans, does not exceed the amount of such Lender’s Commitment. During the Commitment Period, the Borrower may borrow, prepay the Loans in whole or in part, and reborrow up to the amount of the aggregate Commitments, all in accordance with the terms and conditions of this Agreement. Except as otherwise provided in this Loan Agreement, each Loan shall mature one year after the date such Loan was made or such longer period as agreed between the Borrower and the Administrative Agent pursuant to Section 2.12 of the Addendum (each such date, a “Maturity Date”). The Loans may from time to time be either SOFR Portions or Base Rate Portions, in each case as determined by the Borrower and notified to the Administrative Agent in accordance with Section 3 of this Loan Agreement.
Not earlier than 180 days prior to each anniversary of the Closing Date, the Borrower may request that the Commitment Termination Date be extended for an additional year (or such longer period as may be agreed to by the Administrative Agent) so that the Commitment Termination Date will be one year (or such longer period) after the then-existing Commitment Termination Date. Within 30 days (or such longer period as may be agreed by the Administrative Agent and the Borrower) of receiving such request, each Lender shall confirm to the Borrower and the Administrative Agent whether such Lender agrees to extend the Commitment Termination Date with respect to such Lender’s Commitment as described in this paragraph. Each extension of the Commitment Termination Date described in this paragraph shall become effective with respect to any Lender upon the later of (i) receipt of such Lender’s confirmation and (ii) approval of the extension requested by the Borrower pursuant to this paragraph by each of the Borrower’s DSRO and FINRA. The Administrative Agent shall use reasonable efforts to obtain responses from each Lender within such 30-day period (or, if
#404622216v8<MANATT> - Addendum to Loan Agreement (MPP 5-29-26)

Exhibit 10.1

[Execution Copy]
applicable, such longer period as agreed). If any Lender does not respond to such request within such 30-day period (or, if applicable, such longer period as agreed), such Lender shall be deemed to have not agreed to such extension. If any Lender does not agree to extend its Commitment, then such Lender’s Commitment will terminate on the then-existing Commitment Termination Date with respect to such Lender; it being understood that such Lender’s Commitment will remain in effect until the then-existing Commitment Termination Date, and all Loans made on or prior to the then-existing Commitment Termination Date will continue to remain outstanding until the applicable Maturity Date with respect to such Loan.
The Borrower may, by notice to the Administrative Agent (who shall promptly notify the Lenders), request an increase in the Commitments (each such increase, an “Incremental Commitment”) (a) to an aggregate amount of Commitments (including all such requests described in this clause (a)) not exceeding $255,000,000; provided that (i) any such request pursuant to this clause (a) for an increase shall be in a minimum amount of the lesser of (x) $10,000,000 (or such lesser amount as may be approved by the Administrative Agent) and (y) the entire remaining amount of increases available under this Section, and (ii) each of the Borrower’s DSRO and FINRA shall have approved such increase; and (b) in an amount up to the Commitment of any Lender that did not renew its Commitment pursuant to the foregoing paragraph; provided that any such increase pursuant to this clause (b) will become effective after the later of (i) the Commitment Termination Date with respect to such Lender’s Commitment that was not extended and (ii) the date on which such increase is approved by each of the Borrower’s DSRO and FINRA. An Incremental Commitment may be provided by any existing Lender or other Person that is an Eligible Assignee (each such existing Lender or other Person that agrees to provide an Incremental Commitment, an “Incremental Lender”); provided that each Incremental Lender shall be subject to the consent (in each case, not to be unreasonably withheld or delayed) of the Administrative Agent. The Lenders agree that any Incremental Lender that is a new Lender and is not a party to this Agreement prior to the Incremental Commitment Effective Date may be added as a Lender hereto so long as such Incremental Lender meets the requirements set forth in the foregoing sentence. Notwithstanding anything herein to the contrary, no Lender shall have any obligation to agree to increase its Commitment, or to provide a Commitment, pursuant to this Section and any election to do so shall be in the sole discretion of such Lender. The Administrative Agent and the Borrower shall determine the effective date for such increase pursuant to this Section (an “Incremental Commitment Effective Date”) and, if applicable, the final allocation of such increase among the Persons providing such increase; provided that such date shall be a Business Day at least ten Business Days after delivery of the request for such increase (unless otherwise approved by the Administrative Agent) and at least 30 days prior to the Commitment Termination Date then in effect. In order to effect such increase, the Borrower, the applicable Incremental Lender(s) and the Administrative Agent (but no other Lenders or Persons) shall enter into one or more joinder agreements, each in form and substance satisfactory to the Borrower and the Administrative Agent, pursuant to which the applicable Incremental Lender(s) will provide the Incremental Commitment(s). Effective as of the applicable Incremental Commitment Effective Date, subject to the terms and conditions set forth in this Section, each Incremental Commitment shall be a Commitment (and not a separate facility hereunder), each Incremental Lender providing such Incremental Commitment shall be, and have all the rights of, a Lender, and the Loans made by it on such Incremental
#404622216v8<MANATT> - Addendum to Loan Agreement (MPP 5-29-26)

Exhibit 10.1

[Execution Copy]
Commitment Effective Date pursuant to this Section shall be Loans, for all purposes of this Agreement. As of such Incremental Commitment Effective Date, upon the Administrative Agent’s receipt of the documents required by this paragraph, the Administrative Agent shall record the information contained in the applicable joinder agreement(s) in the Register and give prompt notice of the increase in the Commitments to the Borrower and the Lenders (including each Incremental Lender). On each Incremental Commitment Effective Date, if there are Loans then outstanding, each of the Lenders holding Commitments immediately prior to the Incremental Commitment given effect on the Incremental Commitment Effective Date shall automatically and without further act assign to certain Lenders (including each of the Incremental Lenders), and certain Lenders (including each of the Incremental Lenders) shall purchase from each of the assigning Lenders holding Commitments immediately prior to such Incremental Commitment, at the principal amount thereof, such interests in the Loans outstanding on the Incremental Commitment Effective Date as shall be necessary in order that, after giving effect to all such assignments and purchases, such Loans are held by the Lenders ratably in accordance with their Commitments after giving effect to the addition of such Incremental Commitments to the Commitments; it being understood and agreed that the requirements under Section 8.4 of the Addendum and requirements in respect of minimum borrowing, pro rata borrowing and pro rata payment requirements contained elsewhere in this Agreement and the Addendum shall not apply to the transactions effected pursuant to the immediately preceding sentence.
The Borrower may, upon notice to the Administrative Agent, terminate the unused portion of the Commitments, or from time to time reduce the unused Commitments; provided that (a) each such notice shall be in writing and must be received by the Administrative Agent at least one Business Day prior to the effective date of such termination or reduction, and shall be irrevocable, (b) any such partial reduction shall be in an aggregate amount of $10,000,000 or a larger multiple of $10,000,000; (c) the Borrower shall not terminate or reduce the Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the outstanding principal amount of the Loans would exceed the total Commitments; and (d) each of the Borrower’s DSRO and FINRA shall have approved such termination or reduction of the Commitments. The Administrative Agent will promptly notify the Lenders of any termination or reduction of the Commitments pursuant to this Section. Upon any reduction of unused Commitments, the Commitment of each Lender shall be reduced by such Lender’s ratable share of the amount of such reduction.
3.The Borrower may request a Loan on any Business Day during the Commitment Period; provided that the Borrower shall give irrevocable notice to the Administrative Agent (which notice, unless otherwise agreed by the Administrative Agent, must be received by the Administrative Agent by no later than (i) in the case of a SOFR Portion, 2:00 p.m. (New York City time) at least two SOFR Business Days prior to the requested Borrowing Date and (ii) in the case of a Base Rate Portion, by 1:00 p.m. (New York City time) at least one Business Day prior to the requested Borrowing Date), specifying (A) the amount of Loans to be borrowed, (B) the requested Borrowing Date, (C) whether such Loan shall bear interest with reference to SOFR or the Base Rate, and (D) in the case of a SOFR Portion, the tenor of the Interest Period being requested, which shall be one, three or six months. Each borrowing by the Borrower shall be in an amount equal to (x) in the case of a Base Rate Portion, $500,000 or a whole multiple of $50,000 in excess thereof
#404622216v8<MANATT> - Addendum to Loan Agreement (MPP 5-29-26)

Exhibit 10.1

[Execution Copy]
(or, if the unused portion of the Commitment is then less than $500,000, such lesser amount) and (y) in the case of a SOFR Portion, $1,000,000 or a whole multiple of $250,000 in excess thereof. Promptly following receipt of a borrowing request, the Administrative Agent shall advise each Lender of the details thereof and the amount of such Lender’s Loan to be made as part of the requested Borrowing. Subject to the terms of this Agreement, each Lender will make the amount of each borrowing available in immediately available funds to the Administrative Agent prior to noon New York City time, on the Borrowing Date requested by the Borrower. The Administrative Agent will make all such funds so received available to the Borrower on the Borrowing Date in like funds, by wire transfer of such funds in accordance with the instructions provided in the applicable borrowing request.
Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with this Section 4 and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at the Federal Funds Effective Rate. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.
The obligations of the Lenders hereunder to make Loans and to make payments pursuant to Section 9 are several and not joint. The failure of any Lender to make any Loan or to make any such payment on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender.
4.Subject to the terms and conditions hereinafter set forth, the Borrower will repay to the Administrative Agent for distribution to the Lenders the then unpaid principal amount of each Loan outstanding (together with all accrued and unpaid interest thereon) on the applicable Maturity Date for such Loan (or on such earlier date on which the Loans become due and payable in accordance with this Agreement). The Borrower further agrees to pay interest on the unpaid principal amount of each Loan from the date such Loan is advanced hereunder until payment in full thereof at the rate per annum expressed in Section 5 below (such interest, together with the principal amount of each unpaid Loan to which such interest applies, the “Loan Obligations”).
Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume
#404622216v8<MANATT> - Addendum to Loan Agreement (MPP 5-29-26)

Exhibit 10.1

[Execution Copy]
that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender, with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.
5.(a)    The outstanding principal balance of the Loans (all of the principal indebtedness outstanding hereunder bearing interest at the same rate for the same period of time being hereinafter referred to as a “Portion”) shall bear interest, at the option of the Borrower, with reference to the Base Rate (the “Base Rate Portion”) or, subject to the terms and conditions of this Agreement, with reference to SOFR (“SOFR Portions”). All of the indebtedness outstanding hereunder which bears interest with reference to a particular SOFR for a particular Interest Period shall constitute a single SOFR Portion and all of the indebtedness outstanding hereunder which is not part of a SOFR Portion shall constitute a single Base Rate Portion. There shall not be more than five SOFR Portions outstanding at any one time. Anything contained herein to the contrary notwithstanding, no SOFR Portion shall be created or continued, and no Base Rate Portion shall be converted to a SOFR Portion, when any Event of Default shall have occurred and be continuing. The Borrower hereby promises to pay interest on each Portion of the indebtedness outstanding hereunder at the rates and times specified in this Agreement.
(a)    The Base Rate Portion shall bear interest at the rate per annum (computed on the basis of a year of 365 days, for the actual number of days elapsed) determined by adding the Applicable Rate to the Base Rate as in effect from time to time, provided that if an Event of Default under Section 7.1(a) of the Addendum has occurred and is continuing, the Base Rate Portion shall bear interest until such Event of Default shall have been cured or waived, whether before or after judgment, at the rate per annum determined by adding 2% to the interest rate which would otherwise be applicable thereto from time to time. Interest on the Base Rate Portion shall be payable monthly in arrears on the last day of each month in each year (commencing on the first such date occurring after the date hereof) and at maturity of the related Loan (whether by lapse of time, acceleration, or otherwise), and interest after maturity (whether by lapse of time, acceleration, or otherwise) shall be due and payable upon demand, subject to Section 8 of this Loan Agreement. Any change in the interest rate on the Base Rate Portion resulting from a change in the Base Rate shall be effective on the date of the relevant change in the Base Rate.
(b)    Each SOFR Portion shall bear interest for each Interest Period selected therefor at a rate per annum (computed on the basis of a year of 365, for the actual number of days elapsed) determined by adding the Applicable Rate to SOFR (or, if a Benchmark Replacement Date has occurred, the applicable Benchmark) for such Interest Period, provided that if an Event of Default under Section 7.1(a) of the Addendum has occurred and is continuing, the SOFR Portion shall bear interest, until such Event of Default shall have been cured or waived, whether before or after judgment, through the end of the Interest Period then applicable thereto at the rate per annum determined by adding 2% to the interest rate which would otherwise be applicable thereto, and effective at the end of such Interest Period such SOFR Portion shall automatically be converted into and added to the Base Rate Portion and shall thereafter bear interest at the interest rate applicable to the Base Rate Portion until such Event of Default shall have been cured or waived, whether before or after judgment. Interest on each SOFR Portion shall be due and payable on the last day of each Interest Period applicable thereto and, in the case of a SOFR Portion with a six-month interest period, on the three month anniversary of the beginning of such six-month interest period, and at maturity (whether by lapse of time, acceleration, or otherwise),
#404622216v8<MANATT> - Addendum to Loan Agreement (MPP 5-29-26)

Exhibit 10.1

[Execution Copy]
and interest after maturity (whether by lapse of time, acceleration, or otherwise) shall be due and payable upon demand, subject to Section 8 of this Loan Agreement. The Borrower shall notify the Administrative Agent on or before 1:00 p.m. (New York City time) on the second SOFR Business Day preceding the end of an Interest Period applicable to a SOFR Portion whether such SOFR Portion is to continue as a SOFR Portion, and if so, the tenor of the Interest Period for such SOFR Portion, and in the event the Borrower shall fail to so notify the Administrative Agent, such SOFR Portion shall be continued as a SOFR Portion with the same tenor as then applicable to such SOFR Portion, unless continuation as a SOFR Portion is not otherwise permitted hereunder.
(c)     The Borrower shall notify the Administrative Agent by 2:00 p.m. (New York City time) at least two SOFR Business Days prior to the date upon which the Borrower requests that any SOFR Portion be created or continued or that any part of the Base Rate Portion be converted into a SOFR Portion, which notice shall set forth the details of the relevant SOFR Portion, including the amount thereof, and the requested tenor of the Interest Period for such SOFR Portion. Borrower shall notify the Administrative Agent by 1:00 p.m. (New York City time) at least two Business Days prior to the date upon which the Borrower requests that any SOFR Portion be converted into a Base Rate Portion. Any request to convert a SOFR Portion into a Base Rate Portion shall only be made so as to become effective as of the last day of the Interest Period applicable for such SOFR Portion. All requests for the creation, continuance, and conversion of Portions under this Agreement shall be irrevocable. Such requests may be written or oral and the Administrative Agent is hereby authorized to honor telephonic requests for creations, continuances, and conversions received by it from any person the Administrative Agent in good faith believes to be an authorized representative without the need of independent investigation, the Borrower hereby indemnifying the Administrative Agent from any liability or loss ensuing from so acting. Promptly following receipt of any creation, conversion or continuation request described above, the Administrative Agent shall advise each Lender of the details thereof.
(d)    At the request of a Lender, the Loans made by such Lender shall be evidenced by a promissory note in substantially the form of Exhibit A (each, a “Note”). In such event, the Borrower shall prepare, execute and deliver to such Lender a Note payable to the order of such Lender in the principal amount of such Lender’s Commitment.
6.As used in this Agreement, the following terms shall have the following meanings:
“Addendum” means that certain Addendum to Unsecured Loan Agreement of even date herewith among the Borrower, the Administrative Agent and the Lenders, as the same may be amended, supplemented, restated and otherwise modified from time to time.
“Adjusted Net Capital” means adjusted net capital as defined in CFTC Financial Regulation 1.17(c)(5).
“Applicable Rate” means, for any day, with respect to any SOFR Loan, Base Rate Loan or Undrawn Line Fee, the applicable rate per annum set forth below under the caption “SOFR Spread,” “Base Rate Spread” or “Undrawn Line Fee Rate,” as the case may be, based upon the Total Leverage Ratio as of the most recent determination date:
#404622216v8<MANATT> - Addendum to Loan Agreement (MPP 5-29-26)

Exhibit 10.1

[Execution Copy]

Total Leverage Ratio	SOFR Spread	Base Rate Spread	Undrawn Line Fee Rate
Category 1 < 0.25 to 1.00	2.25%	1.25%	0.475%
Category 2 > 0.25 to 1.00	2.75%	1.75%	0.550%

For purposes of the foregoing, (a) the Applicable Rate shall be determined as of the end of each fiscal quarter of Borrower, based upon the Financial Statements delivered pursuant to Section 5.1 of the Addendum for such fiscal quarter and (b) each change in the Applicable Rate resulting from a change in the Total Leverage Ratio shall be effective during the period commencing on and including the date that is five (5) Business Days after the date of delivery to the Administrative Agent of such Financial Statements indicating such change and ending on the date immediately preceding the effective date of the next such change; provided that at the option of the Administrative Agent or at the request of the Required Lenders, if Borrower fails to deliver the annual or quarterly Financial Statements required to be delivered by it pursuant to Section 5.1 of the Addendum, the Total Leverage Ratio shall be deemed to be in Category 2 during the period from the expiration of the time for delivery thereof until the fifth Business Day following the date on which such consolidated financial statements are delivered.
If at any time the Administrative Agent reasonably determines that the Financial Statements upon which the Applicable Rate was determined were incorrect (whether based on a restatement, fraud or otherwise), or any ratio or compliance information in a Compliance Certificate or other certification was incorrectly calculated, relied on incorrect information or was otherwise not accurate, true or correct, the Borrower shall be required to retroactively pay any additional amount that the Borrower would have been required to pay if such Financial Statements, Compliance Certificate or other information had been accurate and/or computed correctly at the time they were delivered.
“Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus ½ of 1% and (c) SOFR plus 1%. For purposes hereof: “Prime Rate” shall mean the prime lending rate as set forth on the Bloomberg Screen LR Page (or such other comparable page as may, in the reasonable opinion of the Administrative Agent, replace such page for the purpose of displaying such rate), as in effect from time to time. Any change in the Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or SOFR shall be effective as of the opening of business on the effective day of such change in the Prime Rate, the Federal Funds Effective Rate or SOFR, respectively.
“Borrowing Date” means as to any Loan requested hereunder, the Business Day specified in a notice by the Borrower, delivered pursuant to the terms of Section 3 of this Loan Agreement, as a date on which the Borrower requests the Lenders to make such Loan hereunder.
#404622216v8<MANATT> - Addendum to Loan Agreement (MPP 5-29-26)

Exhibit 10.1

[Execution Copy]
“Business Day” means (a) any day (other than a Saturday or Sunday) on which banks are not authorized or required by Law to close in New York, New York and, and (b) with respect to any matters relating to SOFR Loans, a SOFR Business Day.
“CFTC” means the Commodities Futures Trading Commission, or any other self-regulatory organization succeeding to any of its principal functions.
“CFTC Financial Regulations” means the CFTC’s Minimum Financial Regulations as set forth in 17 CFR Sec. 1.17, as amended from time to time.
“CFTC Regulations” means the rule and regulations of the CFTC as set forth in 17 CFR Part I, as amended from time to time.
“Commitment” means, as to any Lender, the obligations of such Lender, subject to the terms of this Agreement, to make Loans in an aggregate principal amount not to exceed at any time outstanding the amount set forth across from its name on Schedule A hereto, as the same may be reduced or increased from time to time pursuant to the terms of this Agreement. As of the Closing Date, the aggregate Commitments are $155,000,000.
“Commitment Termination Date” means June 1, 2028.
“DSRO Capital Requirements” means the rules, regulations, and requirements of the Designated Self-Regulatory Organization which were adopted pursuant to CFTC Financial Regulation 1.17 and CFTC Regulation 1.52.1.
“DSRO” or “Designated Self-Regulatory Organization” means the exchange(s) and/or other Regulatory Supervising Organization(s) which is (are) a party to the Joint Audit Agreement and which has (have) been designated by the Joint Audit Committee as the Borrower’s DSRO in respect of Borrower’s futures commission merchant business. The Borrower’s DSRO is subject to change from time to time at the Joint Audit Committee’s discretion, and as of the date of this Agreement is CME Group.
“Exchange Act” means the Securities Exchange Act of 1943, as amended from time to time.
“Federal Funds Effective Rate” means for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.
“FINRA” means the Financial Industry Regulatory Authority.
“FINRA Financial Regulations” means the net capital requirements set forth in Exchange Act Rule 15c3-1, as amended from time to time, and any related rules and requirements of FINRA.
#404622216v8<MANATT> - Addendum to Loan Agreement (MPP 5-29-26)

Exhibit 10.1

[Execution Copy]
“Governmental Authority” means any nation or government, any state, province or other political subdivision thereof and any governmental entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any securities exchange and any self-regulatory organization (including any Regulatory Supervising Organization).
“Joint Audit Committee” and “Joint Audit Agreement” means the Joint Audit Committee and Joint Audit Agreement established by CFTC Regulation 1.52.
“Interest Period” means, as to any SOFR Portion, (a) initially, the one-, three- or six-month period as elected by the Borrower commencing on the borrowing or conversion date, as the case may be, with respect to such SOFR Portion and ending on the last day of such Interest Period; and (b) thereafter, each period commencing on the first day of the next Interest Period applicable to such SOFR Portion and ending on the last day of such Interest Period, provided, however, that:
(i) no Interest Period shall extend beyond the Maturity Date of the relevant Loan;
(ii) each Interest Period shall end on the numerically corresponding day in the calendar month that is one, three or six months, as applicable, subsequent to the commencement of such Interest Period; provided that if any Interest Period for a SOFR Portion begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month; and
(iii) whenever the last day of any Interest Period would otherwise be a day that is not a Business Day, the last day of such Interest Period shall be the immediately preceding Business Day.
“Laws” means all applicable international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directives, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law, and including any rule or interpretation of a Regulatory Supervising Organization.
“Loan” and “Loans” shall mean, (a) individually, each loan made by the Lenders to the Borrower hereunder and, (b) collectively, all loans made by the Lenders to the Borrower hereunder.
“Net Capital” means net capital as defined in Exchange Act Rule 15c3-1.
“Person” means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.
“Property” means any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, including, without limitation, capital stock.
#404622216v8<MANATT> - Addendum to Loan Agreement (MPP 5-29-26)

Exhibit 10.1

[Execution Copy]
“Regulatory Supervising Organization” means any of (a) the CFTC, (b) the National Futures Association, or any other registered futures association succeeding to any of its principal functions (the “NFA”), (c) the Commission, (d) FINRA or (e) any governmental or regulatory organization, securities exchange, futures exchange, contract market, commodities market, swap execution facility, any other such exchange, clearinghouse or corporation or other similar federal, state or foreign self-regulatory body or organization of which the Borrower is a member or to whose rules it is subject.
“Requirement of Law” means, as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any Law, in each case applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.
“SOFR” means, (i) for any calculation with respect to a SOFR Portion, the applicable Term SOFR Reference Rate on the day (such day, the “Lookback Day”) that is two SOFR Business Days prior to the first day of the Interest Period for such SOFR Portion, rounded upwards, if necessary, to the nearest 1/100%; provided, however, that if as of 5:00 p.m. (Eastern time) on any Lookback Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Transition Event with respect to the Term SOFR Reference Rate has not occurred, then SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding SOFR Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding SOFR Business Day is not more than three SOFR Business Days prior to such Lookback Day and (ii) for any calculation with respect to a Base Rate Portion, the Term SOFR Reference Rate for a one month period applicable on the day the Base Rate is calculated; provided, that in no event shall SOFR be less than 0.0% per annum.
SOFR Business Day means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
“Subordination Agreement” means (i) either a subordinated loan agreement or a secured demand note agreement, as those terms are defined in CFTC Financial Regulation 1.17(h)(1) and (ii) either a subordinated loan agreement or a secured demand note agreement, as those terms are defined in Exchange Act Rule 15c3-1d.
“Term SOFR Administrator” means CME Group Benchmark Administration Ltd. (or a successor administrator of the Term SOFR Reference Rate, as selected by the Administrative Agent in its reasonable discretion).
“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR for a tenor of one month, three months or six months, as applicable, as published by the Term SOFR Administrator.
#404622216v8<MANATT> - Addendum to Loan Agreement (MPP 5-29-26)

Exhibit 10.1

[Execution Copy]
7.The effectiveness of this Agreement shall be conditioned on the satisfaction of all conditions precedent to the effectiveness of the Addendum.
8.The Lenders irrevocably agree that the obligations of the Borrower under this Agreement with respect to the payment of principal and interest are and shall be fully and irrevocably subordinate in right of payment and subject to the prior payment or provision for payment in full of all claims of all other present and future creditors of the Borrower whose claims are not similarly subordinated (claims hereunder shall rank pari passu with claims similarly subordinated) and to claims which are now or hereafter expressly stated in the instruments creating such claims to be senior in right of payment to the claims of the class of this claim arising out of any matter occurring prior to the date on which the Borrower’s obligation to make such payment matures consistent with the provisions hereof.
9.The proceeds of this Agreement shall be used and dealt with by the Borrower as part of its capital and shall be subject to the risks of its business.
10.The Borrower shall have the right to deposit any cash proceeds of this Loan Agreement in an account or accounts in its own name in any bank or trust company.
11.Borrower, at its option, but not at the option of the Administrative Agent or any Lender, may make a payment of all or any portion of a Loan prior to the scheduled Maturity Date thereof (hereinafter referred to as an “Optional Prepayment”) in a minimum of $500,000 upon irrevocable notice (subject to the proviso in the third sentence of this Section 11) delivered to the Administrative Agent no later than 2:00 p.m. (New York City time), two Business Days prior thereto, which notice shall specify (i) the date and amount of prepayment, and (ii) whether the prepayment is of a SOFR Portion or a Base Rate Portion. If any such notice is given (provided that such notice may be conditioned upon receiving the proceeds of any permitted refinancing or disposition of Property, but the Borrower shall be responsible for any costs incurred by the Lenders payable pursuant to Section 2.8 of the Addendum related to the prepayment contemplated by such notice), the amount specified in such notice shall be due and payable on the date specified therein, together with all accrued interest on the amount prepaid. No prepayment shall be made if, after giving effect thereto (and to all payments of payment obligations under any other Subordination Agreements then outstanding, the maturity or accelerated maturities of which are scheduled to fall due within six months after the date such Optional Prepayment is to occur pursuant to this provision, or on or prior to the date on which the payment obligation with respect to such Optional Prepayment is scheduled to mature disregarding this provision, whichever date is earlier) without reference to any projected profit or loss of the Borrower, (x) the Adjusted Net Capital of the Borrower is less than the greatest of (1) 120% of the appropriate minimum dollar amount required by CFTC Financial Regulations, or (2) 120% of the firm’s risk based capital requirement calculated in accordance with CFTC Financial Regulations, or (3) the minimum capital requirement as defined by the DSRO, or (y) the Net Capital of the Borrower is less than the amount of net capital specified in Exchange Act Rule 15c3-1d(b)(7). Notwithstanding the above, no prepayment shall occur without the prior written approval of each of the DSRO and FINRA.
12.(a)    The payment obligation of the Borrower in respect of this Agreement shall be suspended and shall not mature if, after giving effect to payment of such payment obligation (and to all payments of payment obligations of the Borrower under any other Subordination Agreements then outstanding which are scheduled to mature on or before such payment obligation), (i) the Adjusted Net Capital of the Borrower would be less than the greatest of (1) 120% of the appropriate minimum dollar amount required by CFTC Financial Regulations, or (2) 120% of the firm’s risk based capital requirement calculated in accordance with CFTC Financial Regulations, or (3) the minimum capital requirement as defined by the DSRO or (ii) if the Borrower is a securities broker or dealer, the amount of Net Capital of the Borrower would be
#404622216v8<MANATT> - Addendum to Loan Agreement (MPP 5-29-26)

Exhibit 10.1

[Execution Copy]
less than 120% of the net capital specified in Exchange Act Rule 15c3-1d(b)(8)(i), provided that if the payment obligation of the Borrower hereunder does not mature and is suspended as a result of the requirements of this paragraph for a period of not less than six months, the Borrower shall then commence the rapid and orderly liquidation of its entire business, but the right of the Lenders to receive payment, together with accrued interest or compensation shall remain subordinate as required by the provisions of this Agreement.
a.[Intentionally Deleted].
13.[Intentionally Deleted].
14.The Borrower shall immediately notify the Designated Self-Regulatory Organization and the CFTC if, after giving effect to all payments of payment obligations under Subordination Agreements then outstanding which are then due or mature within the following six months without reference to any projected profit or loss of the Borrower, its Adjusted Net Capital would be less than the greatest of (1) 120% of the appropriate minimum dollar amount required by CFTC Financial Regulations, or (2) 120% of the firm’s risk based capital requirement calculated in accordance with CFTC Financial Regulations, or (3) if Borrower is a securities broker or dealer, the amount of net capital specified in Exchange Act Rule 15c3-1d(c)(2), or (4) the minimum capital requirement defined by the DSRO. The Borrower shall immediately notify FINRA if, after giving effect to all payments of payment obligations under Subordination Agreements then outstanding which are then due or mature within the following six months without reference to any projected profit or loss of the Borrower, its Net Capital would be less than the amount of net capital specified in Exchange Act Rule 15c3-1d(c)(2).
15.Neither this Agreement nor any note or other instrument made hereunder is entered into in reliance upon the standing of the Borrower as a member organization of any commodity exchange or securities exchange or upon any such exchange’s surveillance of the Borrower or its capital position. Neither the Administrative Agent nor any Lender is relying upon any such exchange to provide any information concerning or relating to the Borrower. No such exchange has a responsibility to disclose to the Administrative Agent or any Lender any information concerning or relating to the Borrower which it may have now or at any future time. Neither any such exchange nor any officer or employee of any such exchange shall be liable to the Administrative Agent or any Lender with respect to this Agreement, the Loan Obligations, the repayment thereof, any interest or compensation thereon or any damages resulting from the breach of this Agreement. None of the Designated Self-Regulatory Organization, the CFTC, the Commission or FINRA is a guarantor of this Agreement. Lenders are not making or entering into this Agreement based on Borrower’s standing as a member of FINRA or in reliance on FINRA, nor is FINRA or any director, officer or employee of FINRA liable to Lenders with respect to this Agreement or any rights or obligations thereunder. Notwithstanding anything to the contrary contained in this Agreement, all of the rights of the Lender and the obligations of the Borrower hereunder are expressly subject and subordinated in all respects to the provisions of Exchange Act Rule 15c3-1 and Appendix D thereto, as amended from time to time. No provision of this Agreement shall be interpreted or enforced so as to permit any payment, repayment, acceleration, prepayment, set-off, enforcement, or other distribution with respect to the Subordinated Loan except as expressly permitted by said Rule and Appendix D.
16.This Agreement shall be binding upon the Administrative Agent, the Lenders and the Borrower and their respective heirs, executors, administrators, successors and assigns.
17.Any note or other written instrument evidencing the Loan Obligations shall bear on its face an appropriate legend stating that such note or instrument is issued subject to the
#404622216v8<MANATT> - Addendum to Loan Agreement (MPP 5-29-26)

Exhibit 10.1

[Execution Copy]
provisions of this Agreement, which shall be adequately referred to and incorporated by reference herein.
18.This Agreement shall not be subject to cancellation by any party hereto; no payment shall be made with respect thereto and this Agreement shall not be terminated, rescinded or modified by mutual consent or otherwise if the effect thereof would be inconsistent with the DSRO Capital Requirements, the CFTC Financial Regulations or the FINRA Financial Regulations.
19.THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
20.All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy or email), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy or email notice, when received, addressed as follows for the Borrower and the Administrative Agent, or to such other address as may be hereafter notified by the respective parties hereto:
a.If for Borrower:
StoneX Financial Inc.
c/o StoneX Group Inc.
1251 NW Briarcliff Parkway
Suite 800
Kansas City, MO 64116
Attn: Bill Dunaway
Email: Bill.Dunaway@stonex.com
And
StoneX Financial Inc.
230 Park Avenue
10th Floor
New York, NY 10169
Attention: Kevin Murphy
Email: Kevin.Murphy@stonex.com
b.If for Administrative Agent:
Bank of Hope
3200 Wilshire Blvd. 10th Floor
Los Angeles, CA 90010
Attention: Brandon Lee, Joseph Paik
Email: brandon.lee@bankofhope.com; joseph.paik@bankofhope.com provided that any notice, request or demand to or upon the Administrative Agent or the Borrower shall not be effective until received.
The parties hereto may, in their discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.
#404622216v8<MANATT> - Addendum to Loan Agreement (MPP 5-29-26)

Exhibit 10.1

[Execution Copy]
21.This Agreement supersedes all prior agreements of the parties with respect to the Loan Obligations.
[Signature Page to Follow]

#404622216v8<MANATT> - Addendum to Loan Agreement (MPP 5-29-26)

Exhibit 10.1

[Execution Copy]
IN WITNESS WHEREOF, the parties hereto have set their hands as of the date first above written.
STONEX FINANCIAL INC., a Florida corporation, as Borrower

By: /s/ Charles M. Lyon
Name: Charles M. Lyon
Title: Director, CEO

By: /s/ Anthony Di Ciollo
Name: Anthony Di Ciollo
Title: Director, President

#404622216v8<MANATT> - Addendum to Loan Agreement (MPP 5-29-26)

Exhibit 10.1

[Execution Copy]
IN WITNESS WHEREOF, the parties hereto have set their hands as of the date first above written.
BANK OF HOPE, as Administrative Agent and as Lender

By: /s/ Brandon Lee
Name: Brandon Lee
Title: Senior Vice President

#404622216v8<MANATT> - Addendum to Loan Agreement (MPP 5-29-26)

Exhibit 10.1

[Execution Copy]

IN WITNESS WHEREOF, the parties hereto have set their hands as of the date first above written.
PREFERRED BANK, as Lender

By: /s/ John C. Stipanov
Name: John C. Stipanov
Title: Senior Vice President & Group Manager

#404622216v8<MANATT> - Addendum to Loan Agreement (MPP 5-29-26)

Exhibit 10.1

[Execution Copy]
IN WITNESS WHEREOF, the parties hereto have set their hands as of the date first above written.
TRISTATE CAPITAL BANK, as Lender

By: /s/ Ellen Frank
Name: Ellen Frank
Title: Senior Vice President

#404622216v8<MANATT> - Addendum to Loan Agreement (MPP 5-29-26)

Exhibit 10.1

[Execution Copy]
IN WITNESS WHEREOF, the parties hereto have set their hands as of the date first above written.

EAGLE BANK, as Lender

By: /s/ Ian P. Joseph
Name: Ian P. Joseph
Title: Senior Vice President

#404622216v8<MANATT> - Addendum to Loan Agreement (MPP 5-29-26)

Exhibit 10.1

[Execution Copy]
IN WITNESS WHEREOF, the parties hereto have set their hands as of the date first above written.
PEAPACK BANK, as Lender

By: /s/ Frank H. D'Alto
Name: Frank H. D'Alto
Title: Senior Managing Director

#404622216v8<MANATT> - Addendum to Loan Agreement (MPP 5-29-26)

Exhibit 10.1

[Execution Copy]

ADDENDUM TO UNSECURED LOAN AGREEMENT
among
STONEX FINANCIAL INC.,
a Florida corporation,
the Lenders party hereto, and
BANK OF HOPE,
as Administrative Agent
Dated as of June 1, 2026

BANK OF HOPE
as Lead Arranger
PREFERRED BANK
as Syndication Agent

#404622216v8<MANATT> - Addendum to Loan Agreement (MPP 5-29-26)

Page

Section 1.1    Definitions    1
Section 1.2    Interpretation    17
Section 1.3    Change in Accounting Principles    17
Section 1.4    Reclassification    17
SECTION 2. THE CREDIT FACILITY.    18
Section 2.1    Place and Application of Payments    18
Section 2.2    Inability to Determine Interest Rate    19
Section 2.3    Fees, Etc    19
Section 2.4    Sharing of Payments    19
Section 2.5    Prepayments.    20
Section 2.6    Requirements of Law    21
Section 2.7    Taxes    22
Section 2.8    Indemnity    24
Section 2.9    Illegality    24
Section 2.10    Loan Agreement    24
Section 2.11    Defaulting Lenders.    25
Section 2.12    Extensions of Maturity Dates of Loans    26
Section 2.13    Benchmark Replacement    26
SECTION 3. CONDITIONS PRECEDENT.    27
Section 3.1    Conditions Precedent to Effectiveness of this Agreement    27
Section 3.2    Conditions to Each Extension of Credit    28
SECTION 4. REPRESENTATIONS AND WARRANTIES.    29
Section 4.1    Financial Condition    29
Section 4.2    Existence; Compliance with Law    30
Section 4.3    Corporate Power; Authorization; Enforceable Obligations    30
Section 4.4    No Legal Bar    30
Section 4.5    Federal Regulations    31
Section 4.6    Parent    31
Section 4.7    Subsidiaries    31

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#404622216v8<MANATT> - Addendum to Loan Agreement (MPP 5-29-26)

(continued)
Page

Section 4.8    Regulatory Status; Memberships Held    31
Section 4.9    Accuracy of Information    31
Section 4.10    Anti-Corruption Laws    31
Section 4.11    OFAC    32
Section 4.12    Material Adverse Effect    32
Section 4.13    No Default    32
Section 4.14    Litigation    32
Section 4.15    ERISA    32
Section 4.16    Taxes    32
Section 4.17    Regulated Entities    32
Section 4.18    Outbound Investment Rules    33
Section 4.19    Solvency    33
Section 4.20    Insurance    33
Section 4.21    Use of Proceeds    33
Section 4.22    Environmental Liabilities    33
SECTION 5. AFFIRMATIVE COVENANTS.    34
Section 5.1    Financial Statements    34
Section 5.2    Certificates; Other Information    34
Section 5.3    Conduct of Business and Maintenance of Existence, etc.; Compliance    35
Section 5.4    Books and Records; Discussions; Inspection Rights    35
Section 5.5    Notices    36
Section 5.6    Other Matters Relating to Regulated Business    36
Section 5.7    Anti-Corruption Laws    36
Section 5.8    Maintenance of Insurance    36
Section 5.9    Subordinated Debt    36
Section 5.10    Maintenance of Property    36
Section 5.11    Environmental Laws    36
Section 5.12    [Intentionally omitted.]    37
SECTION 6. NEGATIVE COVENANTS.    37

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#404622216v8<MANATT> - Addendum to Loan Agreement (MPP 5-29-26)

(continued)
Page

Section 6.1    Indebtedness    38
Section 6.2    Financial Covenants    39
Section 6.3    Modifications to Organizational Documents    40
Section 6.4    Transaction with Affiliates    40
Section 6.5    Limitation on Hedge Agreements    41
Section 6.6    Subordinated Debt    41
Section 6.7    Fundamental Changes    41
Section 6.8    Restricted Payments    41
Section 6.9    Accounting Changes    41
Section 6.10    Disposition of Assets    41
Section 6.11    Outbound Investment Rules    42
Section 6.12    Hazardous Materials    42
Section 6.13    Subsidiaries    42
SECTION 7. EVENTS OF ACCELERATION, EVENTS OF DEFAULT AND REMEDIES.    42
Section 7.1    Events of Acceleration    42
Section 7.2    Events of Default    44
Section 7.3    Remedies Upon Event of Acceleration or Event of Default    45
SECTION 8. MISCELLANEOUS.    46
Section 8.1    No Waiver, Cumulative Remedies    46
Section 8.2    Survival of Representations    46
Section 8.3    Notices; Effectiveness; Electronic Communication    47
Section 8.4    Successors and Assigns; Assignments    47
Section 8.5    Amendments    49
Section 8.6    Headings    50
Section 8.7    Expenses; Indemnity; Damage Waiver    50
Section 8.8    Governing Law; Jurisdiction; Etc    51
Section 8.9    Severability of Provisions    52
Section 8.10    Excess Interest    52
Section 8.11    Construction    52

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#404622216v8<MANATT> - Addendum to Loan Agreement (MPP 5-29-26)

(continued)
Page

Section 8.12    Waiver of Jury Trial    53
Section 8.13    Counterparts; Integration, Effectiveness    53
Section 8.14    Acknowledgements    53
Section 8.15    Patriot Act    53
Section 8.16    Mitigation Obligations; Replacement of Lenders.    54
Section 8.17    Confidentiality    55
Section 8.18    Right of Setoff    55
SECTION 9. AGENCY    56
Section 9.1    Appointment and Authority    56
Section 9.2    Rights as a Lender    56
Section 9.3    Exculpatory Provisions    56
Section 9.4    Reliance by Administrative Agent    57
Section 9.5    Delegation of Duties    58
Section 9.6    Resignation of Administrative Agent    58
Section 9.7    Non-Reliance on Administrative Agent and Other Lenders    59
Section 9.8    No Other Duties, Etc    59
Section 9.9    Administrative Agent May File Proofs of Claim    59
SCHEDULES
Schedule 3.1(a)    Closing Documents
Schedule 4.3    Consents, Authorizations, Filings and Notices
Schedule 4.7    Certain Matters relating to Borrower and Regulated Subsidiaries
Schedule 4.13    Litigation
Schedule 6.1    Existing Indebtedness
Exhibits
Exhibit A    Compliance Certificate

-iv-
#404622216v8<MANATT> - Addendum to Loan Agreement (MPP 5-29-26)

ADDENDUM TO UNSECURED LOAN AGREEMENT
This Addendum to Unsecured Loan Agreement (this “Addendum” and, together with the Loan Agreement (as defined below), this “Agreement”) is entered into as of June 1, 2026, among the lenders party thereto (the “Lenders”), Bank of Hope, as administrative agent (in such capacity, the “Administrative Agent”), and StoneX Financial Inc., a Florida corporation (the “Borrower”).
The Borrower has requested, and the Lenders have agreed to extend, a credit facility on the terms and conditions of the Loan Agreement and this Addendum. In consideration of the mutual agreements set forth in the Loan Agreement and this Addendum, the parties to this Addendum agree as follows:
SECTION 1. DEFINITIONS; INTERPRETATION.
Section 1.1Definitions. All capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Loan Agreement. In addition, the following terms when used herein shall have the following meanings:
“Acquisition” means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of all or substantially all of any business or division of a Person, (b) the acquisition of more than 50% of the equity interests of any Person, or otherwise causing any Person to become a Subsidiary or (c) a merger or consolidation or any other combination with another Person (other than a Person that is already a Subsidiary).
“Act” has the meaning set forth in Section 8.15 of this Addendum.
“Addendum” is defined in the introductory paragraph of this Addendum.
“Administrative Agent” is defined in the introductory paragraph of this Addendum.
“Affiliate” means, as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, “control” of a Person means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.
“Agreement” is defined in the introductory paragraph of this Addendum.
“Applicable Anti-Corruption Laws” is defined in Section 4.9 of this Addendum.
“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee, and accepted by the Administrative Agent, in a form approved by the Administrative Agent.
“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if the then-current Benchmark is a term rate, any tenor for

#404622216v8<MANATT> - Addendum to Loan Agreement (MPP 5-29-26)

such Benchmark that is or may be used for determining the length of an Interest Period or (y) otherwise, any payment period for interest calculated with reference to such Benchmark, as applicable, pursuant to the Loan Agreement as of such date.
“Benchmark” means, initially, SOFR; provided that if a replacement of the Benchmark has occurred pursuant to this Section titled “Benchmark Replacement Setting”, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate. Any reference to “Benchmark” shall include, as applicable, the published component used in the calculation thereof.
“Benchmark Replacement” means, with respect to any Benchmark Transition Event for the then-current Benchmark, the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and Borrower as the replacement for such Benchmark giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for such Benchmark for credit facilities of similar size denominated in Dollars at such time and (b) the related Benchmark Replacement Adjustment, if any; provided that, if such Benchmark Replacement as so determined would be less than the zero, such Benchmark Replacement will be deemed to be zero for the purposes of this Agreement and the other Loan Documents.
“Benchmark Replacement Adjustment” means, with respect to any replacement of any then-current Benchmark for any applicable Available Tenor, the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero), if any, that has been selected by the Administrative Agent and Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Benchmark Replacement for Dollar-denominated syndicated or bilateral credit facilities.
“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of

#404622216v8<MANATT> - Addendum to Loan Agreement (MPP 5-29-26)

administration as the Administrative Agent decides is reasonably necessary in connection with the administration of the Loan Agreement and the other Loan Documents).
“Benchmark Replacement Date” means the earlier to occur of the following events with respect to the then-current Benchmark:
(a)    in the case of clause (a) or (b) of the definition of “Benchmark Transition Event”, the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(b)    in the case of clause (c) of the definition of “Benchmark Transition Event”, the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means, with respect to any then-current Benchmark, the occurrence of a public statement or publication of information by or on behalf of the administrator of the then-current Benchmark, the regulatory supervisor for the administrator of such Benchmark, the Relevant Governmental Body, an insolvency official with jurisdiction over the administrator for such Benchmark, a resolution authority with jurisdiction over the administrator for such Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark, announcing or stating that (a) such administrator has ceased or will cease on a specified date to provide all Available Tenors of such Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark or (b) all Available Tenors of such Benchmark are or will no longer be representative of the underlying market and economic reality that such Benchmark is intended to measure and that representativeness will not be restored.
“Benchmark Transition Start Date” means, with respect to any Benchmark, in the case of a Benchmark Transition Event, the earlier of (a) the applicable Benchmark Replacement Date and (b) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the ninetieth (90th) day prior to the expected date of such event as of such

#404622216v8<MANATT> - Addendum to Loan Agreement (MPP 5-29-26)

public statement or publication of information (or if the expected date of such prospective event is fewer than ninety (90) days after such statement or publication, the date of such statement or publication).
“Benchmark Unavailability Period” means, with respect to any then-current Benchmark, the period (if any) (a) beginning at the time that a Benchmark Replacement Date with respect to such Benchmark pursuant to clauses (a) or (b) of that definition has occurred if, at such time, no Benchmark Replacement has replaced such Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.6 hereof and (b) ending at the time that a Benchmark Replacement has replaced such Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.6 hereof.
“Board” means the Board of Governors of the Federal Reserve System of the United States (or any successor).
“Borrower” is defined in the introductory paragraph of this Addendum.
“Borrower Group” means, collectively, Parent and each of its Subsidiaries.
“Broker-Dealer Subsidiary” means any Subsidiary of the Borrower that is registered as a broker-dealer under any applicable Law (including the Exchange Act) requiring such registration (but not any Subsidiary of the Borrower for which only an application for such registration is pending).
“Capital Lease Obligations” means as to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be recognized as a liability under GAAP as in effect on the date hereof. For purposes of this Addendum, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP as in effect on the date hereof.
“Capital Stock” means any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), any and all warrants, options and rights to purchase or otherwise acquire any of the foregoing, and any and all other interests that confers on a Person the right to receive a share of the profits and losses of, or distribution of the assets of, the issuing Person.
“CEA” means the Commodity Exchange Act, as amended.
“CFTC” means the Commodity Futures Trading Commission, or any other entity succeeding to any of its principal functions.
“CFTC Current Regulatory Minimum Net Capital” means for the Borrower, the minimum amount of regulatory capital (including subordinated debt which is characterized as equity for regulatory reporting purposes), as calculated pursuant to the rules of the CFTC and as

#404622216v8<MANATT> - Addendum to Loan Agreement (MPP 5-29-26)

adjusted by amounts and calculations that are specified in the applicable Laws of the CFTC, required under in order to be in compliance with applicable Law of the CFTC, and reported on, in the case of Borrower’s Form 1FR or successor document filed with the CFTC, as Borrower’s Minimum Net Capital Requirement in respect of the relevant period.
“CFTC Current Regulatory Net Capital” means for the Borrower, the amount of regulatory capital (including subordinated debt which is characterized as equity or capital for regulatory reporting purposes), as calculated pursuant to the rules of the CFTC and as adjusted by amounts and calculations that are specified in the rules of the CFTC, as reported on the Borrower’s Form 1FR or successor document filed with the CFTC, as of the date of such report.
“Change of Control” shall be deemed to occur if: (a) Parent shall cease to have the power, directly or indirectly, to appoint or elect a majority of the board of directors of the Borrower or (b) Parent directly or indirectly ceases to own 100% of the stock of the Borrower.
“Closing Date” means the date on which the conditions precedent set forth in Section 3.1 shall have been satisfied.
“CME” means the Chicago Mercantile Exchange Inc.
“CME Shares” means Class A shares of CME Group Inc. and shares of Class A common stock of Intercontinental Exchange, Inc., plus accrued non-cash dividends and non-cash distributions thereon, in each case owned by the Borrower.
“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute thereto.
“Commission” means the U.S. Securities and Exchange Commission.
“Commitment Period” means the period from and including the Closing Date through and including the Commitment Termination Date.
“Compliance Certificate” means a certificate duly executed by a Responsible Officer substantially in the form of Exhibit A.
“Consolidated Total Funded Indebtedness” means, at any date, the aggregate principal amount of all Indebtedness arising under (i) this Agreement, (ii) the StoneX Financial Margin Facility, and (iii) any other Subordinated Debt, all determined for Borrower and its Subsidiaries on a consolidated basis at such date in accordance with GAAP.
“Contractual Obligation” means as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its Property is bound.
“Controlled Group” means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under Section 414 of the Code.

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“Credit Parties” means the Administrative Agent and the Lenders.
“Current Regulatory Minimum Net Capital” means the greater of the Borrower’s then applicable CFTC Current Regulatory Minimum Net Capital Requirement or the Borrower’s then applicable FINRA Current Regulatory Minimum Net Capital Requirement.
“Debtor Relief Laws” means the United States Bankruptcy Code and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect.
“Default” means any of the events specified in Sections 7.1 or 7.2, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied as to any such event.
“Defaulting Lender” means, subject to Section 2.11(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within two Business Days of the date when due, (b) has notified the Borrower or the Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) has not been satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender

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under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.11(b)) upon delivery of written notice of such determination to the Borrower and each Lender.
“Designated Jurisdiction” means any country or territory to the extent that such country or territory itself is the subject of any Sanction.
“Dispose” means with respect to any property, any sale, sale and leaseback, lease, license, assignment, conveyance, transfer or other disposition thereof.
“Disqualified Capital Stock” means Capital Stock that by its terms (or by the terms of any instrument into which it is convertible or exchangeable) or upon the happening of any event (a) requires the payment of any dividends (other than dividends payable solely in shares of Qualified Capital Stock) or any other amount in cash, (b) matures or is mandatorily redeemable or subject to mandatory repurchase or redemption or repurchase at the option of the holders thereof, in each case in whole or in part and whether or not upon the occurrence of any event, pursuant to a sinking fund obligation on a fixed date or otherwise (including as the result of a failure to maintain or achieve any financial performance standards), on or prior to the date that is one year after the Commitment Termination Date (other than upon a “change of control,” provided that any payment required pursuant to this parenthetical is contractually subordinated in right of payment to the payment and performance in full of the Obligations on terms and in a form reasonably satisfactory to the Administrative Agent and which shall provide, among other terms, that no payment shall be made or other consideration provided upon any such “change of control” on or prior to the date that is one year after the Commitment Termination Date), (c) is convertible or exchangeable (other than at the sole option of the issuer thereof) into, or putable for, any Indebtedness, Capital Stock or other assets other than Qualified Capital Stock prior to the date that is one year after the Commitment Termination Date, or (d) contains any repurchase obligation which may come into existence upon payment in full of the Obligations.
“Dollars” and “$” mean dollars in lawful currency of the United States.
“Domestic Subsidiary” means any direct or indirect Subsidiary of the Borrower organized under the laws of any jurisdiction within the United States.
“EBITDA” means, for any period with respect to the Borrower and its Subsidiaries on a consolidated basis, Net Income for such period plus, (a) to the extent deducted in determining such Net Income, (i) Interest Expense with respect to Subordinated Debt; (ii) federal, state, local and foreign income tax expense, (iii) depreciation and amortization (including amortization of goodwill and other intangibles), (iv) extraordinary losses determined in accordance with GAAP, provided, that the aggregate amount of such losses added pursuant to this clause (iv) shall not exceed 20% of EBITDA for any trailing twelve month period (calculated after giving effect to any adjustment pursuant to this clause (iv), (v) non-recurring, non-cash charges, expenses or losses (excluding write-downs of accounts receivable and any other non-cash expense to the extent it represents an accrual of or a reserve for cash expenses in any future period), (vi) transaction costs, fees and expenses relating to the Loans and any Subordinated Debt, and (vii) non-cash charges or expenses related to stock-based compensation; minus, (b) the following to

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the extent added in determining such Net Income, (i) any extraordinary gains determined in accordance with GAAP, (ii) any non-recurring, non-cash items, and (iii) any net gain from disposed, abandoned or discontinued operations, provided that EBITDA shall not include unrealized gains and losses from changes in asset prices.
“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 8.4, subject to such consents, if any, as may be required under Section 8.4.
“Environmental Laws” shall mean any and all federal, state, local or municipal, laws, statutes, ordinances, orders, common law, codes, rules, regulations, environmental permits, judgments, decrees, injunctions, or agreements with any Governmental Authority, relating to the protection of health and the environment, worker health and safety, and/or governing the handling, use, generation, treatment, storage, transportation, disposal, manufacture, distribution, formulation, packaging, labeling, or Release of or exposure to Hazardous Materials, as now or at any time hereafter in effect, including without limitation, the Clean Water Act also known as the Federal Water Pollution Control Act, 33 U.S.C. §§ 1251 et seq., the Clean Air Act, 42 U.S.C. §§ 7401 et seq., the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. §§ 136 et seq., the Surface Mining Control and Reclamation Act, 30 U.S.C. §§ 1201 et seq., the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. §§ 9601 et seq., the Superfund Amendments and Reauthorization Act of 1986, Public Law 99-499, 100 Stat. 1613, the Emergency Planning and Community Right to Know Act, 42 U.S.C. §§ 11001 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. §§ 6901 et seq., and the Occupational Safety and Health Act as amended, 29 U.S.C. § 655 and § 657, together, in each case, with the publications promulgated thereunder and all substitutions thereof.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute thereto.
“ERISA Event” means (i) the Borrower or any member of its Controlled Group shall fail to pay when due an amount or amounts which it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA and such failure to pay results in a Material Adverse Effect; (ii) the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any Plan and such proceedings have a Material Adverse Effect; or (iii) a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Plan must be terminated and such condition results in a Material Adverse Effect.
“Event of Acceleration” means any of the events specified in Section 7.1; provided that any requirement for the giving of notice, the lapse of time, or both, has been satisfied with respect to such event.
“Event of Default” means any of the events specified in Section 7.2.
“Excess Interest” is defined in Section 8.10.
“Exchange Act” means the Securities Exchange Act of 1934.

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“FCM Debt Threshold” means, on any measurement date, the ratio of (x) the CFTC Current Regulatory Net Capital of the Borrower to (y) the CFTC Current Regulatory Minimum Net Capital of the Borrower; provided that the FCM Debt Threshold shall be calculated after giving pro forma effect to any Subordinated Debt being extended, left outstanding or repaid, as applicable.
“FCM Subsidiary” means any Subsidiary that is registered as a futures commission merchant under the CEA.
“FINRA Current Regulatory Minimum Net Capital” means for the Borrower, the minimum amount of regulatory capital (including Subordinated Debt which is characterized as equity or capital for regulatory reporting purposes), as calculated pursuant to Exchange Act Rule 15c3-1 and any related rules of FINRA and as adjusted by amounts and calculations that are specified in the Exchange Act Rule 15c3-1 and any related rules of FINRA, required under in order to be in compliance with Exchange Act Rule 15c3-1 and any related rules of FINRA, and reported on SEC Form X-17A-5 FOCUS Report or successor document filed by the Borrower with the Commission, as Borrower’s Minimum Net Capital Requirement as of the date of such report.
“FINRA Current Regulatory Net Capital” means for the Borrower, the amount of regulatory capital (including Subordinated Debt which is characterized as equity or capital for regulatory reporting purposes), as calculated pursuant to Exchange Act Rule 15c3-1 and any related rules of FINRA and as adjusted by amounts and calculations that are specified in the Exchange Act Rule 15c3-1 and any related rules of FINRA, as reported on SEC Form X-17A-5 FOCUS Report or successor document filed by the Borrower with the Commission, as Borrower’s net capital as of the date of such report.
“FINRA Debt Threshold” means, on any measurement date, the ratio of (x) the FINRA Current Regulatory Net Capital of the Borrower to (y) the FINRA Current Regulatory Minimum Net Capital of the Borrower; provided that the FINRA Debt Threshold shall be calculated after giving pro forma effect to any Subordinated Debt being extended, left outstanding or repaid, as applicable.
“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.
“GAAP” means generally accepted accounting principles in the United States as in effect from time to time.
“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, department, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank), any securities exchange and any self-regulatory organization exercising such functions, and any group or body charged with setting financial accounting or regulatory capital rules or standards (including, without limitation, the Financial

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Accounting Standards Board, the Bank for International Settlements or the Basel Committee on Banking Supervision or any successor or similar authority to any of the foregoing).
“Guarantee Obligation” means, as to any Person (the “guaranteeing person”), any obligation, including a reimbursement, counterindemnity or similar obligation of the guaranteeing person that guarantees or in effect guarantees, or which is given to induce the creation of a separate obligation by another Person (including any bank under a letter of credit) that guarantees or in effect guarantees, or by which such Person becomes contingently liable for, any Indebtedness, net worth, working capital earnings, leases, dividends or other distributions upon the stock or equity interests (the “primary obligations”) of any other third Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any Property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase Property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (A) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (B) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person’s maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.
“Guaranteed Introducing Broker” means an introducing broker whose operations are guaranteed by the Borrower or a Subsidiary pursuant to a written agreement.
“Hazardous Materials” shall mean petroleum, petroleum hydrocarbons or petroleum products, petroleum by-products, radioactive materials, asbestos or asbestos-containing materials, gasoline, diesel fuel, pesticides, radon, urea formaldehyde, mold, lead or lead-containing materials, polychlorinated biphenyls; and any other chemicals, materials, substances or wastes in any amount or concentration which are now or hereafter (a) become defined as or included in the definition of “hazardous substances,” “hazardous materials,” “hazardous wastes,” “extremely hazardous wastes,” “restricted hazardous wastes,” “toxic substances,” “toxic pollutants,” “pollutants,” “regulated substances,” “solid wastes,” or “contaminants” or words of similar import, under any Environmental Law or (b) are regulated as hazardous by or for which liability can be imposed under any Environmental Law.

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“Indebtedness” of any Person at any date means, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of Property or services (other than current account payables not more than 60 days past due, incurred in the ordinary course of such Person’s business, and trade accounts and accrued expenses payable that are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP) and excluding amounts retained as security by such Person in respect of trading obligations owed by third parties, (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to Property acquired by such Person and including without limitation, indemnification, adjustment of purchase price or similar obligations, earn-outs or similar obligations which would appear as liabilities on a balance sheet of such Person in accordance with GAAP, (e) all Capital Lease Obligations of such Person, (f) all obligations of such Person, contingent or otherwise, as an account party or applicant under acceptance, letter of credit or similar facilities, (g) all obligations of such Person in respect of Disqualified Capital Stock, (h) all contingent obligations to the extent required to be reflected as liabilities on the balance sheet of such Person in accordance with GAAP), (i) all Guarantee Obligations of such Person in respect of Indebtedness of another Person, and (j) all obligations of the kind referred to in clauses (a) through (i) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on Property (including, without limitation, accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligations, but in the case where (x) such Person has not assumed or become liable for the payment of such obligations, and (y) no default with respect to which obligations would permit (upon notice, lapse of time or both) any holder of any other obligations of such Person to declare a default on such other obligations or cause the payment thereof to be accelerated or payable prior to its stated maturity, limited to the fair market value of such Property.
“Indemnitee” is defined in Section 8.7(c).
“Intangible Assets” means assets that are considered to be intangible assets under GAAP, including customer lists, goodwill, computer software, copyrights, trade names, trademarks, patents, domain names, franchises, licenses, unamortized deferred charges, unamortized debt discount and capitalized research and development costs.
“Interest Expense” means, for the Borrower and its Subsidiaries on a consolidated basis, for any period, the total interest expense (including that attributable to Capital Lease Obligations and including all commissions, discounts and other fees and charges owed by the Borrower and its Subsidiaries with respect to letters of credit and bankers’ acceptance financing and net costs of the Borrower and its Subsidiaries under hedge agreements in respect of interest rates to the extent such net costs are allocable to such period in accordance with GAAP), for such period with respect to all outstanding Indebtedness (excluding interest on any repurchase obligation), determined in accordance with GAAP.
“Lenders” is defined in the introductory paragraph of this Addendum.

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“Lien” means any mortgage, security agreement, pledge, hypothecation, collateral assignment, encumbrance, lien (statutory or other), charge, other security interest, any deposit arrangement for the purpose of providing security or any other preference, priority or preferential arrangement of any kind or nature whatsoever for purposes of providing security (including any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).
“Loan Agreement” means the Unsecured Loan Agreement of even date herewith among the Borrower, the Lenders and the Administrative Agent, as the same may be amended, modified, restated or supplemented or otherwise modified from time to time pursuant to the terms thereof and hereof.
“Loan Documents” means the Loan Agreement, this Addendum, the Notes and each other agreement, instrument or document to be delivered hereunder or thereunder or otherwise in connection herewith, and any amendment, waiver, supplement or other modification to any of the foregoing.
“Material Adverse Effect” means (a) a material adverse effect on the business, results of operations, or financial condition of the Borrower and its Subsidiaries taken as a whole or (b) a material impairment of the validity or enforceability of the Loan Agreement, this Addendum and the other Loan Documents or the rights or remedies of the Credit Parties hereunder and thereunder.
“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA to which the Borrower or a member of its Controlled Group contributes, is obligated to contribute, or has any liability.
“Net Income” means, for the Borrower and its Subsidiaries on a consolidated basis, for any period, the net income (or loss) for the applicable period determined in accordance with GAAP.
“NFA” means the National Futures Association, or any other registered futures association succeeding to any of its principal functions.
“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (i) requires the approval of all or all affected Lenders in accordance with the terms of Section 8.5 and (ii) has been approved by the Required Lenders.
“Non-Excluded Taxes” is defined in Section 2.7(a).
“Obligations” means all advances to, and debts, liabilities and obligations of, the Borrower under the Loan Documents, including the obligation to pay principal and interest on the Loans, all fees and charges payable hereunder, and all other payment obligations of the Borrower arising under or in relation to any Loan Document, in each case whether now existing or hereafter arising, due or to become due, direct or indirect, absolute or contingent, and howsoever evidenced, held or acquired, and including interest and fees that accrue after the

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commencement by or against the Borrower or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.
“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.
“Other Taxes” means any and all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes or any other excise or property Taxes, charges, filing fees or similar levies assessed by any Governmental Authority having the power to impose such Tax arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, the Loan Agreement, this Addendum or any other Loan Document or any fees or penalties incurred as a result of a delay in paying or a failure to pay the same.
“Outbound Investment Rules” means the regulations administered and enforced, together with any related public guidance issued, by the United States Treasury Department under U.S. Executive Order 14105 of August 9, 2023, or any similar law or regulation, as of the date of this Agreement, and as codified at 31 C.F.R. § 850.101 et seq.
“Parent” means StoneX Group Inc., a Delaware corporation.
“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.
“Permitted Facilities” means, collectively, (a) Permitted Margin Facilities, (b) credit facilities entered into by the Borrower or any of its Subsidiaries to finance the purchase of metal warrants, metal leases as lessee or lessor or other trading assets in the ordinary course of business; provided that all extensions of credit under such credit facilities are fully collateralized either directly or indirectly, and (c) Permitted Repos.
“Permitted Margin Facilities” means margin trading facilities entered into by the Borrower or any of its Subsidiaries in the ordinary course of business, provided that all extensions of credit under such credit facilities are fully collateralized either directly or indirectly.
“Permitted Refinancing Indebtedness” means any Indebtedness issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund (collectively, to “Refinance”), the Indebtedness being Refinanced (or previous refinancings thereof constituting Permitted Refinancing Indebtedness); provided that (a) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so Refinanced (plus unpaid accrued interest and premium thereon (including tender premiums) and underwriting discounts, defeasance costs, fees, commissions and expenses), and (b) the weighted average life to maturity of such Permitted Refinancing Indebtedness is greater than or equal to the weighted average life to maturity of the Indebtedness being Refinanced.

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“Permitted Repos” means repurchase transactions with respect to trading assets entered into by the Borrower or any of its Subsidiaries in the ordinary course of business with non-Affiliates so long as the obligations of the counterparty are valid, enforceable and in full force and effect, and provided that all extensions of credit under such credit facilities are fully collateralized either directly or indirectly.
“Permitted Tax Liens” means Liens for Taxes not yet due or which are being contested in good faith by appropriate proceedings; provided that adequate reserves with respect thereto are maintained on the books of the applicable Person to the extent required by GAAP.
“Plan” means any employee pension benefit plan covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code (other than a Multiemployer Plan) that either (a) is maintained by a member of the Controlled Group for employees of a member of the Controlled Group or (b) is maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which a member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions.
“Qualified Capital Stock” means any Capital Stock that is not Disqualified Capital Stock.
“Qualified Securitization Transaction” means any Securitization Transaction provided that (a) the consideration for the disposition of Securitization Assets by Borrower and its Subsidiaries to any Securitization Entity is not less than fair market value, (b) the board of directors (or equivalent) of the Borrower shall have determined in good faith that such Securitization Transaction (including financing terms, covenants, termination events and other provisions) is in the aggregate economically fair and reasonable to the Borrower and its Subsidiaries, (c) except for the Standard Securitization Undertakings related thereto, the obligations under such Securitization Transaction are non-recourse to the Borrower and its Subsidiaries (other than the applicable Securitization Entity) and (d) the material terms of such Securitization Transaction are usual and customary for transactions of such type.
“Refinance” is defined in the definition of “Permitted Refinancing Indebtedness” (and “Refinanced” shall have a meaning correlative thereto).
“Regulated Subsidiary” means any Subsidiary of the Borrower so long as such Subsidiary is (a) a Broker-Dealer Subsidiary, (b) an FCM Subsidiary, (c) a Foreign Subsidiary subject to regulation as a futures commission merchant or broker (or the equivalent thereof) under applicable Laws, or (d) subject to regulation by any Regulatory Supervising Organization.
“Regulation U” means Regulation U of the Board as in effect from time to time.
“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.

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“Release” shall mean any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration of Hazardous Materials into the indoor or outdoor environment, including the movement of Hazardous Materials through ambient air, soil, surface water, ground water, wetlands, land or subsurface strata.
“Relevant Governmental Body” means the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto.
“Required Lenders” means, at any time, Lenders having Commitments representing more than 50% of the Commitments of all Lenders. The Commitment of any Defaulting Lender shall be disregarded in determining Required Lenders at any time.
“Responsible Officer” means the chief executive officer, president, chief financial officer (or similar title), chief operating officer, controller or treasurer (or similar title) of the Borrower and, with respect to financial matters, the chief financial officer (or similar title) or treasurer (or similar title) of the Borrower.
“RJO Facility” means that certain Third Amended and Restated Senior Unsecured Loan Agreement by and among R.J. O’Brien & Associates, LLC, a Delaware limited liability company, Bank of Hope, as the Administrative Agent thereunder, and the lenders party thereto.
“Sanctions” means any international economic sanction administered or enforced by the United States Government (including OFAC), the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority.
“Securitization Assets” has the meaning specified in the definition of “Securitization Transaction”.
“Securitization Entity” means any Special Purpose Vehicle established by a member of the Borrower Group which engages in no activities other than those reasonably related to or in connection with the entering into of Securitization Transactions and which is designated by the board of directors of the Borrower as a Securitization Entity; provided that no member of the Borrower Group (i) shall provide credit support to such Securitization Entity, (ii) shall have any contract, agreement, arrangement or understanding with such Securitization Entity other than on terms that are fair and reasonable and that are no less favorable to such member of the Borrower Group than could be obtained from an unrelated Person (other than representations, warranties and covenants (including those relating to servicing) entered into in the ordinary course of business in connection with a Qualified Securitization Transaction and intercompany notes relating to the sale of Securitization Assets to such Securitization Entity), and (iii) no member of the Borrower Group shall have any obligation to maintain or preserve such Securitization Entity’s financial condition or to cause such Securitization Entity to achieve certain levels of operating results.

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“Securitization Transaction” means any financing transaction or series of financing transactions that have been or may be entered into by a member of the Borrower Group pursuant to which such member of the Borrower Group may sell, convey or otherwise transfer to any Person (including, without limitation, a Securitization Entity) or may grant a security interest in any accounts receivable, notes receivable, rights to loan, interest or lease payments or residuals or other similar rights to payment (the “Securitization Assets ”) (whether such Securitization Assets are then existing or arising in the future) held by such member of the Borrower Group, and any rights and assets related thereto, the proceeds of such Securitization Assets, and other rights and assets which are customarily sold or in respect of which security interests are customarily granted in connection with securitization transactions involving such assets.
“Segregated Funds” means funds deposited by customers relating to futures and option contracts in regulated commodities which funds must be carried in separate accounts which are designated as segregated customers’ accounts and funds held in separate accounts for the exclusive benefit of securities clients and proprietary accounts of broker-dealers.
“Special Purpose Vehicle” means a trust, partnership or other entity established by any member of the Borrower Group to implement a Qualified Securitization Transaction.
“Standard Securitization Undertakings” means representations, warranties, covenants, indemnities and other obligations entered into by any member of the Borrower Group which are reasonably customary in asset securitization transactions.
“StoneX Financial Margin Facility” means that certain Credit Agreement dated as of December 12, 2022, by and among StoneX Financial, as the borrower, StoneX Group Inc., as a guarantor, the lenders party thereto and BMO Harris Bank N.A., as administrative agent, as amended, modified, restated or supplemented from time to time.
“Subordinated Debt” means Indebtedness that qualifies as regulatory capital under applicable Law.
“Subsidiary” means, as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to any direct or indirect Subsidiary or Subsidiaries of the Borrower.
“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward and futures commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions,

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floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement relating to the transactions described in subsection (a) above and any similar transactions (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.
“Tangible Net Worth” means, on any date, the consolidated shareholders’ equity of the Borrower and its Subsidiaries on that date minus the Intangible Assets of the Borrower and its Subsidiaries on that date.
“Tax” or “Taxes” is defined in Section 2.7(a).
Term SOFR Administrator” means CME Group Benchmark Administration Ltd. (or a successor administrator of the Term SOFR Reference Rate, as selected by the Administrative Agent in its reasonable discretion).
“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR for a tenor of one month, three months or six months, as applicable, as published by the Term SOFR Administrator.
“Total Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Total Funded Indebtedness of Borrower and its Subsidiaries on a consolidated basis on such date, to (b) Tangible Net Worth of Borrower and its Subsidiaries on a consolidated basis on such date, all calculated in accordance with GAAP.
“Trading Debt” means, without duplication, (a) short-term commodities financings of Borrower, (b) intraday financings of Borrower with respect to Permitted Repos and (c) any margin facility or other margin-related Indebtedness or any other Indebtedness incurred exclusively to finance the securities, derivatives, commodities or futures trading positions and related assets and liabilities of the Borrower, including, without limitation, any collateralized loan, any obligations under any securities lending and/or borrowing facility and any day loans and overnight loans with settlement banks and prime brokers to finance securities, derivatives, commodities or futures trading positions and margin loans; provided in each case that all extensions of credit under such credit facilities are fully collateralized either directly or indirectly.
“Transactions” means the execution and delivery of the Loan Documents and the incurrence of the obligations thereunder.
“United States” means the United States of America.

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Section 1.2Interpretation. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and permitted assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Addendum in its entirety and not to any particular provision hereof, (d) all references herein to Sections, Exhibits and Schedules shall be construed to refer to Sections of, and Exhibits and Schedules to, this Addendum, (e) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. All references to time of day herein are references to New York City, time unless otherwise specifically provided. Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Addendum, it shall be done in accordance with GAAP.
Section 1.3Change in Accounting Principles. If at any time any change in GAAP would affect the interpretation of any term set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Lenders and the Borrower shall negotiate in good faith to amend such term to preserve the original intent thereof in light of such change in GAAP; provided that, until so amended, (i) such term shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent financial statements and other documents required under this Addendum or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.
Section 1.4Reclassification. For purposes of determining compliance at any time with Section 6.1, and in the event that any sales, lease and other transfer of assets or any Indebtedness, or, in each case, any portion thereof, as applicable, at any time meets the criteria of more than one of the categories of transactions or items permitted pursuant to any clause of such Section 6.1 (a “Reclassifiable Item”), the Borrower, in its sole discretion, may, from time to time, divide, classify or reclassify such Reclassifiable Item (or portion thereof) under one or more clauses of each such section and will only be required to include such Reclassifiable Item (or portion thereof) in any one category; provided that, upon delivery of any financial statements pursuant to Section 5.1 following the initial incurrence or making of any such Reclassifiable Item, if such Reclassifiable Item could, based on such financial statements, have been incurred or made in reliance on any “ratio-based” basket or exception, such Reclassifiable Item shall automatically be reclassified as having been incurred or made under the applicable provisions of such “ratio-based” basket or exception (in each case, subject to any other applicable provision of such “ratio-based” basket or exception, as applicable). It is understood and agreed that any sale, lease and other transfer of assets or any Indebtedness need not be permitted solely by reference to one category of permitted Indebtedness under Sections 6.1, but may instead be permitted in part under any combination thereof or under any other available exception.
SECTION 2. THE CREDIT FACILITY.
Section 2.1Place and Application of Payments. All payments (including prepayments) by the Borrower under the Loan Agreement, this Addendum and the other Loan Documents, whether on account of principal, interest, fees or otherwise, shall be made in Dollars without setoff or counterclaim and shall be made prior to 2:00 p.m., on the due date thereof to the

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Administrative Agent for the account of the Lenders, at the Administrative Agent’s office in Los Angeles (or such other location as the Administrative Agent may designate to the Borrower), in immediately available funds. Any payments received after such time or on any day other than a Business Day shall be deemed to have been received by the Administrative Agent on the next Business Day. If any payment hereunder (other than payments on any SOFR Portions) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day. If any payment on a SOFR Portion becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. In the case of any extension of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then-applicable rate during such extension.
Anything contained herein to the contrary notwithstanding (x) pursuant to the exercise of remedies under Section 7.3 or (y) after written notice by the Required Lenders after the occurrence and during the continuation of an Event of Default or an Event of Acceleration, all payments and collections received in respect of the Obligations, in each instance, shall be applied as follows:
(a) first, to the payment of any outstanding reasonable costs and expenses incurred by the Administrative Agent in protecting, preserving or enforcing rights under the Loan Documents, including all costs and expenses of a character which the Borrower has agreed to pay to the Administrative Agent under Section 8.7;
(b) second, to the payment of any outstanding interest and fees due under the Loan Documents;
(c) third, to the payment of principal on the Loans;
(d) fourth, to the payment of all other unpaid Obligations and any other amounts owing to the Credit Parties under the Loan Documents; and
(e) fifth, to the Borrower or whoever else may be lawfully entitled thereto.
Section 2.2Inability to Determine Interest Rate. If prior to the first day of any Interest Period for any SOFR Portion:
(a) the Administrative Agent shall have determined (which determination shall be conclusively binding on the Borrower absent manifest error) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining SOFR for such Interest Period, or
(b) the Required Lenders shall have determined that SOFR determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to the Lenders (as conclusively certified by the Lenders) of making or maintaining its affected SOFR Portions during such Interest Period, then the Administrative Agent shall give written or telephonic notice (which notice shall be confirmed in writing) thereof to the Borrower as soon as practicable thereafter. If such notice is given (x) any SOFR Portions requested to be made on the first day of such Interest Period shall be made as Base Rate Portions, (y) any Base Rate Portions that were to have been converted on the first day of such Interest Period to SOFR Portions shall be continued as Base Rate Portions and (z) any outstanding SOFR Portions shall be converted, on the last day of the then-current Interest Period with respect thereto, to Base Rate Portions. Until such notice has been withdrawn by the Required Lenders (which action the Required Lenders will endeavor to take reasonably promptly after it becomes aware that the conditions giving rise to such notice

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no longer exist), no further SOFR Portions shall be made or continued as such, nor shall the Borrower have the right to convert Base Rate Portions to SOFR Portions.
Section 2.3Fees, Etc.
(a) Undrawn Line Fee. Effective as of the Closing Date the Borrower shall pay to the Administrative Agent, for the account of the Lenders, a non-refundable undrawn line fee quarterly in arrears within ten Business Days after each calendar quarter equal to (i) the Applicable Rate multiplied by the difference between (x) the aggregate Commitments as in effect on the last day of the immediately preceding calendar quarter and (y) the average daily balance of the Loans outstanding during the most recently ended calendar quarter calculated on the basis of a 365/366-day calendar year.
(b) Other Fees. The Borrower agrees to pay to the Administrative Agent such other fees as set forth in that certain letter agreement between Borrower and Administrative Agent dated March 11, 2026, and as may otherwise separately be agreed between such parties. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.
Section 2.4Sharing of Payments. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or other obligations hereunder resulting in such Lender receiving payment of a proportion of the aggregate amount of its Loans and accrued interest thereon or other such obligations greater than its pro rata share thereof as provided herein, then such Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them; provided that:
(i)if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and
(ii)the provisions of this paragraph shall not be construed to apply to (x) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to the Borrower or any Subsidiary thereof (as to which the provisions of this paragraph shall apply).
The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.
Section 2.5Prepayments.
(a) Mandatory Prepayments.
(i)If, at any time, the aggregate outstanding principal amount of the Loans exceeds the Commitment then in effect, the Borrower shall within one (1) Business Day after receipt of notice from the Administrative Agent, to the extent not prohibited by

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applicable laws and regulations and so long as prior approval of such prepayment by the Borrower’s DSRO and FINRA has been received, prepay the Loans to the extent necessary so that the aggregate outstanding principal amount of the Loans does not exceed the Commitment then in effect.
(ii)If the FINRA Debt Threshold as of the last day of any period of six consecutive calendar months ending on or after the date of this Agreement exceeds 1.75 to 1.00, then, to the extent not prohibited by applicable laws and regulations and so long as prior approval of such prepayment by the Borrower’s DSRO and FINRA has been received, the Borrower shall prepay the Loans to the extent necessary so that if such payment had been made on the last day of such six month period, the FINRA Debt Threshold would have been less than or equal to 1.75 to 1.00, after giving pro forma effect to such prepayment.
(iii)If the FCM Debt Threshold as of the last day of any period of six consecutive calendar months ending on or after the date of this Agreement exceeds 1.75 to 1.00, then, to the extent not prohibited by applicable laws and regulations and so long as prior approval of such prepayment by the Borrower’s DSRO and FINRA has been received, the Borrower shall prepay the Loans to the extent necessary so that if such payment had been made on the last day of such six month period, the FCM Debt Threshold would have been less than or equal to 1.75 to 1.00, after giving pro forma effect to such prepayment.
The application of any prepayment pursuant to this Section 2.5(a) shall be made, first, to any Base Rate Portion and, second, to any SOFR Portion, and then in the order of maturity. Each prepayment of the Loans under this Section 2.5(a) shall be accompanied by accrued interest to the date of such prepayment on the amount prepaid.
(b) Voluntary Prepayments. Subject to the limitations and approval requirements for any prepayments set forth in the Loan Agreement, the Borrower may prepay Loans at any time without premium or penalty upon five Business Days’ notice to the Administrative Agent. Any prepayments made pursuant to this Section 2.5(b) shall be applied as directed by the Borrower; provided that if the Borrower does not specify, the prepayments shall be applied in the order of maturity. Each prepayment of the Loans under this Section 2.5(b) shall be accompanied by accrued interest to the date of such prepayment on the amount prepaid.
Section 2.6Requirements of Law. (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority first made, in each case, subsequent to the date hereof:
(i)shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender that is not otherwise included in the determination of SOFR hereunder,
(ii)shall impose on such Lender any other condition, cost or expense with respect to the Loan Agreement, this Addendum, the Loans or the other Loan Documents not otherwise contemplated hereunder (other than any Non-Excluded Taxes or Other Taxes covered by Section 2.7 hereof and the imposition of, or the change in the rate of, any Excluded Tax payable by such Lender), or

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(iii)shall impose on such Lender any Tax with respect to the Loan Agreement, this Addendum, the Loans or the other Loan Documents (other than any Non-Excluded Taxes or Other Taxes covered by Section 2.7 hereof and the imposition of, or the change in the rate of, any Excluded Tax payable by such Lender), and the result of any of the foregoing is to increase the cost to such Lender of making, converting into, continuing or maintaining SOFR Portions, or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable. It is understood and agreed that the Dodd–Frank Wall Street Reform and Consumer Protection Act (Pub.L. 111-203, H.R. 4173), all Requirements of Law relating thereto, all interpretations and applications thereof and any compliance by such Lender with any request or directive relating thereto, shall, for the purposes of the Loan Agreement and this Addendum, be deemed to be adopted subsequent to the date hereof.
(a) If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation or other entity controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority first made, in each case, subsequent to the date hereof shall have the effect of reducing the rate of return on such Lender’s or such corporation’s or other entity’s capital as a consequence of its obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender’s or such corporation’s or other entity’s policies with respect to capital adequacy), then within 10 Business Days after any submission by such Lender to the Borrower (with a copy to such Lender) of a reasonably detailed written request therefor from time to time, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such corporation or other entity for such reduction.
(b) A certificate as to any additional amounts payable pursuant to this Section 2.6 submitted by a Lender to the Borrower shall be presumptively correct in the absence of manifest error. Notwithstanding anything to the contrary in this Section 2.6, the Borrower shall not be required to compensate a Lender pursuant to this Section 2.6 for any amounts incurred more than nine months prior to the date that such Lender notifies the Borrower of such Lender’s intention to claim compensation therefor; provided that if the circumstances giving rise to such claim have a retroactive effect, then such nine-month period shall be extended to include the period of such retroactive effect. The obligations of the Borrower pursuant to this Section 2.6 shall survive the termination of the Loan Agreement and this Addendum and the payment of the Obligations.
Section 2.7Taxes. (a) All payments made by the Borrower under the Loan Agreement and this Addendum shall be made free and clear of, and without deduction or withholding for or on account of, any present or future taxes, levies, imposts, duties, assessments, charges, fees, deductions, withholdings or Other Taxes, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto (collectively, “Taxes”), excluding (i) net or gross income Taxes, net or gross profits or capital Taxes and franchise Taxes (imposed in lieu of net or gross income Taxes) imposed on a Credit Party as a result of a present, former or future connection between such Credit Party and the jurisdiction of the Governmental Authority imposing such Tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from such Credit Party having executed, delivered or performed its obligations or received a payment under, or enforced, the Loan Agreement, this Addendum or any other Loan Document), (ii) any branch profits Taxes imposed by the United States or any similar Tax

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imposed by any other jurisdiction described in clause (i), and (iii) backup withholding Taxes imposed on amounts payable to a Lender at the time such Lender becomes a party to the Loan Agreement and this Addendum (or designates a new lending office) or is attributable to the Credit Party’s failure or inability to comply with Section 2.7(d) (together the amounts described in clauses (i) - (iii) are the “Excluded Taxes”). If any such Taxes that are not Excluded Taxes (the “Non-Excluded Taxes”) or Other Taxes are required to be withheld from any amounts payable by the Borrower to a Credit Party hereunder, the amounts so payable to such Credit Party shall be increased to the extent necessary so that after deduction or withholding of all Non-Excluded Taxes and Other Taxes (including withholding or deductions applicable to additional sums payable under this Section 2.7) the Credit Party receives an amount equal to the sum it would have received has no such withholding or deduction been made.
(a) In addition, the Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable Law.
(b) Whenever any Non-Excluded Taxes or Other Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the Administrative Agent a certified copy of an original official receipt received by the Borrower showing payment thereof if such receipt is obtainable, or, if not, other reasonable evidence of payment. If the Borrower fails to pay any Non-Excluded Taxes or Other Taxes that the Borrower is required to pay pursuant to this Section 2.7 (including Non-Excluded Taxes or Other Taxes imposed or asserted on or attributable to additional amounts payable under Section 2.7(a)) when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the applicable Credit Party for any payments by them of such Non-Excluded Taxes or Other Taxes and for any incremental Taxes, interest or penalties that become payable by such Credit Party as a result of any such failure, and shall make payment in respect thereof within ten days after demand therefor.
(c) Each Lender and the Administrative Agent shall deliver to the Borrower two accurate and complete original, signed copies of IRS Form W-9, or any subsequent versions or successors to such form. Such forms shall be delivered by a Lender to the Administrative Agent for delivery to the Borrower on or before the date it becomes a party to the Loan Agreement and this Addendum. In addition, each Lender and the Administrative Agent shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Lender or the Administrative Agent. Each Lender and the Administrative Agent shall promptly notify the Borrower at any time it determines that it is no longer in a position to provide any previously delivered certifications to the Borrower (or any other form of certification adopted by the United States taxing authorities for such purpose).
(d) If a Lender determines, in its good faith discretion, that it has received a refund of any Non-Excluded Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to Section 2.6 and this Section 2.7, it shall pay over such refund to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 2.7 with respect to the Non-Excluded Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that the Borrower, upon the request of the applicable Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to such Lender in the event such Lender is required to repay such refund to such Governmental Authority. This paragraph shall not be construed to require a Lender to make available its Tax returns (or any other information relating to its Taxes which it deems confidential) to the Borrower or any other Person. The agreements in this Section 2.7 shall survive the termination of the Loan Agreement, this Addendum and the payment of the Obligations.

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(e) The Borrower and each Credit Party agree for United States federal and state income Tax purposes to treat the Loan as a variable rate debt instrument as defined in Treasury Regulation Section 1.1275-5.
Section 2.8Indemnity. The Borrower agrees to indemnify each Lender for, and to hold each Lender harmless from, any loss or expense (other than lost profits, including the Applicable Margin and the effect of compounding interest) that such Lender may sustain or incur as a consequence of (a) failure by the Borrower to make a borrowing of, conversion into or continuation of SOFR Portions after the Borrower has given a notice requesting the same in accordance with the provisions of the Loan Agreement and this Addendum, (b) failure by the Borrower to make any prepayment of or conversion from SOFR Portions after the Borrower has given a notice thereof in accordance with the provisions of the Loan Agreement and this Addendum or (c) the making of a prepayment, conversion or continuation of SOFR Portions on a day that is not the last day of an Interest Period with respect thereto. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest that would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable SOFR rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) that would have accrued to such Lender on such principal amount for such period at the interest rate which such Lender would bid, were it to bid, at the commencement of such period for dollar deposits of a comparable amount and period from leading banks in the interbank eurodollar market. A reasonably detailed certificate as to any amounts payable pursuant to this Section 2.8 (showing in reasonable detail the calculation thereof) submitted to the Borrower by such Lender shall be conclusive in the absence of manifest error. This covenant shall survive the termination of the Loan Agreement, this Addendum and the payment of the Obligations.
Section 2.9Illegality. Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof, in each case, first made after the date hereof, shall make it unlawful for any Lender to make or maintain SOFR Portions as contemplated by the Loan Agreement and this Addendum, such Lender shall promptly give notice thereof to the Borrower, and (a) the commitment of such Lender hereunder to make SOFR Portions, continue SOFR Portions as such and convert Base Rate Portions to SOFR Portions shall be suspended during the period of such illegality and (b) such Lender’s Loans then outstanding as SOFR Portions, if any, shall be converted automatically to Base Rate Portions on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a SOFR Portion occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to Section 2.8.
Section 2.10Loan Agreement. This Addendum shall be an integral part of the Loan Agreement and in the event of any inconsistency between the terms of the Loan Agreement and this Addendum, the terms of the Loan Agreement shall govern and control. Notwithstanding any provision of the Loan Agreement or this Addendum to the contrary, the Borrower’s obligation to make any payments pursuant to this Addendum are subject to the terms and conditions of the Loan Agreement, including Section 6 of the Loan Agreement, to the same extent as if such obligations arose under the Loan Agreement.
Section 2.11Defaulting Lenders.
(a) Defaulting Lender Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

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(i)Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Required Lenders.
(ii)Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 7 or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 8.18 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, as the Borrower may request (so long as no Default, Event of Default or Event of Acceleration exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; third, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement; fourth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; fifth, so long as no Default, Event of Default or Event of Acceleration exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made were issued at a time when the conditions set forth in Section 3.3 were satisfied or waived, such payment shall be applied solely to pay the Loans of all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of such Defaulting Lender until such time as all Loans are held by the Lenders pro rata in accordance with the Commitments. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.
(b) Defaulting Lender Cure. If the Borrower and the Administrative Agent agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans to be held pro rata by the Lenders in accordance with the Commitments, whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.
Section 2.12Extensions of Maturity Dates of Loans. The Borrower may request the extension of the Maturity Date of any outstanding Loan and the Administrative Agent shall approve such request within a reasonable time so long as there exists no Default, Event of Default or Event of Acceleration at the time of such approval; provided, that, any such extension of any such Loan’s Maturity Date (i) shall be not later than one year after the Commitment Termination

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Date and (ii) approved by the Borrower’s DSRO or FINRA or to the extent that such approval(s) are required.
Section 2.13Benchmark Replacement
(a) Replacing Benchmarks. Upon the occurrence of a Benchmark Transition Event, the Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, the Loan Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders. At any time that the administrator of the then-current Benchmark has permanently or indefinitely ceased to provide such Benchmark or such Benchmark has been announced by the regulatory supervisor for the administrator of such Benchmark pursuant to public statement or publication of information to be no longer representative of the underlying market and economic reality that such Benchmark is intended to measure and that representativeness will not be restored, the Borrower may revoke any request for a borrowing of, conversion to or continuation of Loans to be made, converted or continued that would bear interest by reference to such Benchmark until the Borrower’s receipt of notice from the Administrative Agent that a Benchmark Replacement has replaced such Benchmark, and, failing that, the Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to Base Rate Loans. During the period referenced in the foregoing sentence, any component of Base Rate based upon the Benchmark will not be used in any determination of Base Rate.
(b) Benchmark Replacement Conforming Changes. In connection with the implementation and administration of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to the Loan Agreement.
(c) Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Benchmark Replacement Conforming Changes. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section.
(d) Unavailability of Tenor of Benchmark. At any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including Term SOFR), then the Administrative Agent may remove any tenor of such Benchmark that is unavailable or non-representative for Benchmark (including Benchmark Replacement) settings and (ii) the Administrative Agent may reinstate any such previously removed tenor for Benchmark (including Benchmark Replacement) settings.

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SECTION 3. CONDITIONS PRECEDENT.
Section 3.1Conditions Precedent to Effectiveness of this Agreement. This Agreement shall become effective as of the Business Day when each of the following conditions precedent shall have been satisfied in a manner satisfactory to the Lenders and the Administrative Agent:
(a) The Administrative Agent shall have received the Loan Agreement and this Addendum, executed and delivered by the Borrower. If requested by a Lender, such Lender shall have received an original Note, executed and delivered by the Borrower.
(b) The Administrative Agent shall have received the fees and expenses payable to the Lenders and the Administrative Agent pursuant to Section 2.3(a), Section 2.3(b) and Section 8.7 and as otherwise agreed between the Borrower and the Administrative Agent.
(c) The Borrower shall be in compliance with the CFTC Financial Requirements and the FINRA Financial Requirements (but when determining compliance with such requirements all amounts available under this Agreement, assuming satisfaction of the conditions set forth in Sections 3.1 and 3.2 hereof, shall be taken into consideration).
(d) The Administrative Agent shall have received a duly signed secretary’s certificate acceptable to the Administrative Agent, of Borrower, dated as of the date hereof and certifying: (A) that attached thereto are true and complete copies of the certificate of incorporation, bylaws and other constitutive documents (where applicable) of Borrower as in effect on the date of such certification, (B) that attached thereto is a true and complete copy of the resolutions of the board of directors or managers of Borrower, authorizing the execution, delivery and performance in accordance with their respective terms of the Loan Documents to which it is a party, and any other documents required or contemplated hereunder or thereunder, and that such resolutions have not been amended, rescinded or supplemented and are currently in effect, (C) that attached thereto is a good standing certificate for Borrower from its jurisdiction of organization dated not more than thirty (30) days earlier than the date of the Loan Agreement, and (D) a specimen signature of each incumbent of Borrower who has signed or is authorized to sign any Loan Document or such other documents required or contemplated hereunder or thereunder;
(e) The Administrative Agent shall have received a legal opinion of Shutts & Bowen LLP in form and substance satisfactory to the Administrative Agent.
(f) The Administrative Agent shall have received, and be satisfied with, the annual financial statements of the Borrower as of and through September 30, 2025, and the quarterly financial statements of the Borrower as of and through March 31, 2026.
(g) No litigation, governmental or administrative inquiry, injunction or restraining order which involve the Credit Agreement shall be pending, entered or, to the knowledge of Borrower, threatened against the Borrower which could reasonably be expected to have a Material Adverse Effect.
(h) After giving effect to the Transactions to occur on the Closing Date, the Borrowers shall be in compliance with the financial covenants set forth in Section 6.2 of this Addendum on a pro forma basis.
(i) Upon the reasonable request of any Credit Party made at least five days prior to the Closing Date, the Borrower shall have provided to such Credit Party the documentation and other information so requested in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including the Act.

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(j) Since September 30, 2025, no event shall have occurred or circumstance shall exist, either individually or in the aggregate, that has or could reasonably be expected to have a Material Adverse Effect.
(k) Each of the representations and warranties made by the Borrower in or pursuant to the Loan Documents shall be true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects).
(l) No Default, Event of Default or Event of Acceleration shall have occurred and be continuing on such date or immediately after giving effect to the Loan requested to be made on such date.
(m) The Administrative Agent shall have received an Officer’s Certificate dated the Closing Date, certifying that (i) each of the representations and warranties made by the Borrower in or pursuant to the Loan Documents is be true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects) as of such date, and (ii) no Default, Event of Default or Event of Acceleration shall have occurred and be continuing on such date.
Section 3.2Conditions to Each Extension of Credit. The agreement of the Lenders to make any Loan on any date (including the initial extensions of credit hereunder) is subject to the satisfaction of the following conditions precedent:
(a) Each of the representations and warranties made by the Borrower in or pursuant to the Loan Documents shall be true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects), except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (or in all respects, if such representation or and warranty is already qualified by materiality or reference to Material Adverse Effect) as of such earlier date.
(b) No Default, Event of Default or Event of Acceleration shall have occurred and be continuing on such date or immediately after giving effect to the Loan requested to be made on such date.
(c) All regulatory approvals necessary for the Loans shall have been obtained and remain in full force and effect.
(d) The Borrower shall have delivered an irrevocable written request for the applicable Loan.
(e) The Borrower shall have delivered to the Administrative Agent a Compliance Certificate as of the most recent date required pursuant to Section 5.2(a).
(f) Since September 30, 2025, no event shall have occurred or circumstance shall exist, either individually or in the aggregate, that has or could reasonably be expected to have a Material Adverse Effect.
(g) All amounts outstanding under the RJO Facility shall have been paid in full and the commitments of the lenders thereunder terminated.
Each request by the Borrower for a Loan shall constitute a representation by the Borrower that the conditions set forth in Sections 3.2(a), (b), (c) and (f) are satisfied.

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SECTION 4. REPRESENTATIONS AND WARRANTIES.
To induce the Credit Parties to enter into the Agreement and to make the Loans, the Borrower hereby represents and warrants to the Credit Parties, which representations and warranties shall be deemed made on the Closing Date (immediately before and immediately after giving effect to the Transactions on the Closing Date) and on the date of each borrowing of Loans hereunder (immediately before and after giving effect to such borrowings), that:
Section 4.1Financial Condition. The audited balance sheet of the Borrower as at September 30, 2025, and the related audited statements of income, shareholders’ equity and cash flows of the Borrower for the fiscal year ended on such date, reported on by and accompanied by an unqualified report from KPMG LLP, present fairly in all material respects the financial condition of the Borrower, as at such date, and the results of operations, for the respective fiscal year then ended. The unaudited balance sheet of the Borrower as at March 31, 2026, and the related statements of income, shareholders’ equity and cash flows of the Borrower for the fiscal quarter ended on such fairly present in all material respects the financial condition of the Borrower, as at such date, and the results of operations, for the period covered thereby, subject to the absence of footnotes and to normal year-end audit adjustments). All such financial statements have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by the aforementioned firm of accountants and disclosed therein and, in the case of such unaudited financial statements, subject to the absence of footnotes and to normal year-end audit adjustments). All such financial statements show all material indebtedness and other liabilities, direct or contingent, of the Borrower and its Subsidiaries as of the respective dates thereof, required to be disclosed under GAAP.
Section 4.2Existence; Compliance with Law. The Borrower (a) (i) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) has the corporate power and authority to own and operate its Property, to lease the Property it operates as lessee and to conduct the business in which it is currently engaged, (iii) is duly qualified as a foreign corporation and in good standing (where such concept is relevant) under the laws of each jurisdiction where its ownership, lease or operation of Property or the conduct of its business requires such qualification except, in each case, to the extent that the failure to be so qualified or in good standing (where such concept is relevant) would not reasonably be expected to have a Material Adverse Effect and (iv) is registered or licensed, as the case may be, or is exempt from registration, in each jurisdiction in which such registration or license is required, in each case, to the extent that the failure to be so registered or licensed would not reasonably be expected to have a Material Adverse Effect and (b) is in compliance in all material respects with all Requirements of Law (including the CEA and the rules and regulations thereunder applicable to it, the rules and regulations of the NFA applicable to it and the rules and regulations of the futures exchanges and futures clearing corporations of which it is a member), in each case, to the extent that the failure to be in compliance would not reasonably be expected to have a Material Adverse Effect.
Section 4.3Corporate Power; Authorization; Enforceable Obligations. The Borrower has the corporate power and authority to make, deliver and perform the Loan Documents. The Borrower has taken all necessary corporate or other action to authorize the execution, delivery and performance of the Loan Documents to which it is a party and to authorize the extensions of credit on the terms and conditions of the Loan Agreement and this Addendum. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority is required to be obtained or made by Borrower in connection with the extensions of credit hereunder or the execution, delivery, performance, validity or enforceability of the Loan Agreement or any of the other Loan Documents, except consents, authorizations, filings and notices described in Schedule 4.3, which consents, authorizations, filings and notices have been obtained or made and are in full force and effect. Each Loan Document has been duly executed and delivered on behalf of the Borrower. The Loan Agreement and this Addendum constitute,

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and each other Loan Document upon execution and delivery will constitute, a legal, valid and binding obligation of the Borrower, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law). The Loan Agreement and the other Loan Documents fully conform to the final drafts thereof submitted to and approved by FINRA for execution by the parties.
Section 4.4No Legal Bar. The execution, delivery and performance of the Loan Agreement, this Addendum and the other Loan Documents, the borrowings thereunder and the use of the proceeds thereof will not (a) violate the organizational or governing documents of the Borrower, (b) violate in any material respect any Requirement of Law, (b) violate any material Contractual Obligation of the Borrower, except to the extent that such violation would not reasonably be expected to have a Material Adverse Effect, or (d) result in, or require, the creation or imposition of any Lien on any of the properties or revenues of the Borrower pursuant to any Requirement of Law or any Contractual Obligation, except to the extent that any such Lien would not reasonably be expected to have a Material Adverse Effect.
Section 4.5Federal Regulations. The Borrower is an “exempted borrower” within the meaning of such quoted term under Regulation U, and no part of the proceeds of any Loans, and no other extensions of credit hereunder, will be used for any purpose that violates the provisions of the Regulations of the Board.
Section 4.6Parent. Parent is the beneficial owner of 100% of the issued and outstanding equity interests in Borrower.
Section 4.7Subsidiaries. As of the date hereof, Borrower has no Subsidiaries.
Section 4.8Regulatory Status; Memberships Held. The Borrower is (i) registered as a futures commission merchant and commodity trading advisor under the CEA, (ii) a member of the NFA, (iii) a broker-dealer registered under the Exchange Act, and (iv) a member of FINRA. The Borrower is a member in good standing of the futures and securities exchanges and futures and securities clearing organizations listed in Schedule 4.7, and there are no other exchanges or clearing corporations with which membership is required in order to enable the Borrower to conduct its business.
Section 4.9Accuracy of Information. No statement or information contained in the Loan Agreement, this Addendum, any other Loan Document or any document, certificate or written statement furnished to the Lenders or the Administrative Agent, by or on behalf of the Borrower for use in connection with the transactions contemplated by the Loan Agreement or the other Loan Documents (in each case, taken as a whole and as modified or supplemented by other information so furnished) contained as of the date such statement, information, document or certificate was so furnished, any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained herein or therein not materially misleading, provided, that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.
Section 4.10Anti-Corruption Laws. The Borrower has conducted its business in material compliance with all applicable aspects of (a) the Trading with the Enemy Act and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B Chapter V, as amended) and any other enabling legislation or executive order relating thereto, (b) the Act and other federal or state laws relating to “know your customer” and anti-money laundering rules and regulations, (c) the United States Foreign Corrupt Practices Act and (d) the United Kingdom’s Bribery Act of 2010 (the laws described in the foregoing clauses (a), (b), (c) and (d), the “Applicable Anti-Corruption Laws”).
Section 4.11OFAC. None of the Borrower, any director, officer thereof, nor, to the knowledge of the Borrower, any employee, agent, affiliate or representative thereof, is an individual or entity that is, or is owned or controlled by any individual or entity that is (a) currently the subject or target of any Sanctions or (b) located, organized or resident in a Designated Jurisdiction.

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Section 4.12Material Adverse Effect. As of the Closing Date, no Material Adverse Effect has occurred since September 30, 2025.
Section 4.13No Default. No Default, Event of Default or Event of Acceleration has occurred and is continuing.
Section 4.14Litigation. Except as disclosed on Schedule 4.14, as of date hereof, there is no litigation or governmental or arbitration proceeding pending against the Borrower or any Subsidiary or any of their Property that would reasonably be expected to have a Material Adverse Effect.
Section 4.15ERISA. Except as would not reasonably be expected to result in a Material Adverse Effect, the Borrower and each other member of its Controlled Group has fulfilled its obligations under the minimum funding standards of and is in compliance with ERISA and the Code to the extent applicable to it and with respect to each Plan and has not incurred any liability to the PBGC or a Plan under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.
Section 4.16Taxes. The Borrower and its Subsidiaries have filed all Federal and other tax returns and reports required to be filed, and have paid all Federal and other taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP, or where the failure to file or pay would not reasonably be expected to result in a Material Adverse Effect. To the knowledge of Borrower, there is no proposed tax assessment against Borrower or any of its Subsidiaries or members that would, if made, have a Material Adverse Effect. To the extent that Borrower or any of its Subsidiaries employs employees, proper and adequate amounts have been withheld from the payments made to its employees for all periods in compliance with the tax, social security and unemployment withholding provisions of applicable Requirements of Law and such withholdings have been timely paid to the respective Governmental Authorities, except where the failure to withhold or pay would not reasonably be expected to result in a Material Adverse Effect.
Section 4.17Regulated Entities. None of Borrower or its Subsidiaries nor any Person controlling Borrower or any of its Subsidiaries, is an “investment company” within the meaning of the Investment Company Act of 1940. None of Borrower or its Subsidiaries are subject to regulation under the Public Utility Holding Company Act of 2005, the Federal Power Act, the Interstate Commerce Act, any state public utilities code, or any other Federal or state statute or regulation limiting its ability to incur Indebtedness, other than the Laws relating to the Regulatory Supervising Organizations.
Section 4.18Outbound Investment Rules. None of Borrower nor any of its Subsidiaries is a “covered foreign person” as that term is used in the Outbound Investment Rules. None of Borrower nor any of its Subsidiaries currently engages, or has any present intention to engage in the future, directly or indirectly, in (i) a “covered activity” or a “covered transaction”, as each such term is defined in the Outbound Investment Rules, (ii) any activity or transaction that would constitute a “covered activity” or a “covered transaction”, as each such term is defined in the Outbound Investment Rules, if the Borrower were a U.S. Person or (iii) any other activity that would cause the Administrative Agent or any Lender to be in violation of the Outbound Investment Rules or cause the Administrative Agent or any Lender to be legally prohibited by the Outbound Investment Rules from performing under this Agreement.
Section 4.19Solvency. The Borrower and its Subsidiaries, taken as a whole, are solvent, able to pay their debts as they become due, and are not engaged in business or a transaction for which their Property would constitute an unreasonably small capital.
Section 4.20Insurance. The Borrower maintains casualty insurance (giving effect to reasonable and prudent self-insurance) according to reasonable and prudent business practices.
Section 4.21Use of Proceeds. The Borrower will use the proceeds of the Loans to provide additional sources of regulatory capital to support growth and the conduct of its futures commission merchant and broker-dealer operations.
Section 4.22Environmental Liabilities.

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(a) None of Borrower or its Subsidiaries has used, stored, treated, transported, manufactured, refined, handled, produced or disposed of any Hazardous Materials on, under, at, from or in any way affecting, any of its properties or assets owned or leased by Borrower or its Subsidiaries, in any manner which at the time of the action in question violated any Environmental Law governing the use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal of Hazardous Materials, which violation could, if adversely determined, reasonably be expected to have a Material Adverse Effect and to Borrower’s knowledge, no prior owner of such property or asset or any tenant, subtenant, prior tenant or prior subtenant thereof has used Hazardous Materials on or affecting such property or asset, or otherwise, in any manner which at the time of the action in question violated any Environmental Law governing the use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal of Hazardous Materials, which violation could, if adversely determined, reasonably be expected to have a Material Adverse Effect.
(b) (i) None of Borrower or its Subsidiaries has any obligations or liabilities arising under Environmental Law, which could reasonably be expected to have a Material Adverse Effect and (ii) no written claims have been made against Borrower or its Subsidiaries in the past five years and no presently outstanding citations or notices have been issued against Borrower or any of its Subsidiaries, which could reasonably be expected to have a Material Adverse Effect which in either case have been or are imposed by reason of or based upon any provision of any Environmental Law, including, without limitation, any such obligations or liabilities relating to or arising out of or attributable, in whole or in part, to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation or handling of any Hazardous Materials by Borrower or its Subsidiaries, or any of their respective employees, agents, representatives or predecessors in interest in connection with or in any way arising from or relating to Borrower or its Subsidiaries or any of their owned or leased properties, or relating to or arising from or attributable, in whole or in part, to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation or handling of any such substance, by any other Person at or on or under any of the real properties owned or used by Borrower or its Subsidiaries where such could reasonably be expected to have a Material Adverse Effect.
SECTION 5. AFFIRMATIVE COVENANTS.
The Borrower (on behalf of itself and its Subsidiaries) hereby agrees that, so long as the Commitments remain in effect or any Loan or other amount is owing to the Lenders under the Loan Agreement and the other Loan Documents (other than unasserted indemnification, tax gross up, expense reimbursement or yield protection obligations, in each case for which no claim has been made), the Borrower shall and shall cause each of its Subsidiaries to:
Section 5.1Financial Statements. Furnish to the Administrative Agent (a) as soon as available, and in any event within 90 days after the end of each fiscal year of the Borrower, a copy of the audited balance sheet of the Borrower as at the end of such year and the related audited statements of income and cash flows for such year, setting forth in each case in comparative form the figures as of the end of and for the previous year, and notes thereto, accompanied by an opinion of an independent certified public accounting firm of nationally recognized standing (which opinion shall not contain a “going concern” or like qualification or exception, or a qualification regarding the scope of the audit) and (b) within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, a copy of the unaudited balance sheet of the Borrower as at the end of such quarter and the related unaudited statements of income and cash flows for such quarter, in each case, of financial statements to be delivered pursuant to clauses (a) and (b) above, stating that such financial statements fairly present, in all material respects, the financial condition, results of operations and cash flows of the Borrower as of the dates and for the periods specified in accordance with GAAP. All such

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financial statements shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein (subject, in the case of any unaudited financial statements, to normal year-end audit adjustments and the absence of footnotes), and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed in reasonable detail therein consistently throughout the periods reflected therein and with prior periods).
Section 5.2Certificates; Other Information. Furnish (or cause to be furnished) to the Administrative Agent:
(a) within 18 Business Days after the end of each month, a Compliance Certificate of a Responsible Officer on behalf of the Borrower (A) stating that such Responsible Officer has obtained no knowledge of any Default, Event of Default or Event of Acceleration except as specified in such certificate and (B) setting forth in reasonable detail calculations of the financial covenants set forth in Section 6.2 for the preceding month end or quarter end, as applicable;
(b) as soon as available, but in any event no later than 18 Business Days after the end of each month, (i) CFTC Form 1-FR prepared for and as of the end of such month with respect to the Borrower for such month, and (ii) SEC Form X-17A-5 (FOCUS Report) prepared for and as of the end of such month with respect to the Borrower for such month;
(c) (i) promptly upon receipt thereof by the Borrower or any of its Subsidiaries, copies of each formal notice or other correspondence received from any Regulatory Supervising Organization or Governmental Authority concerning any formal investigation regarding the financial or operational results or any material violation of applicable Law by the Borrower or any of its Subsidiaries, in each case only as may be reasonably expected to have a Material Adverse Effect on the Borrower; and (ii) promptly after the same is sent, an “early warning” notice of capital-related problems;
(d) promptly thereafter, changes to the Borrower’s accounting practices, except to the extent such change is required by GAAP;
(e) promptly, upon any material change in the status of litigation or governmental or arbitration proceedings which is disclosed or required to be disclosed on Schedule 4.13; and
(f) promptly, such additional financial and other information as the Administrative Agent may from time to time reasonably request.
Section 5.3Conduct of Business and Maintenance of Existence, etc.; Compliance. (a) Preserve, renew and keep in full force and effect its corporate or other existence, (b) take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business, except, in each case, to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect; and (c) comply with all material Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith would not, in the aggregate, reasonably be expected to have a Material Adverse Effect;
Section 5.4Books and Records; Discussions; Inspection Rights. (a) Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all material dealings and transactions in relation to its business and activities. The Borrower shall, and shall cause each Subsidiary to, permit any representatives designated by the Administrative Agent (who may be accompanied by representatives of the Lenders), upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants (provided, that, the Borrower shall be entitled to attend such discussions), all at such reasonable times and upon reasonable advance notice to the Borrower, with the Borrower obligated to reimburse the Administrative Agent for its reasonable cost of such inspections and as often as reasonably requested; provided, that when a

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Default, Event of Default or Event of Acceleration exists the Administrative Agent (or any of its representatives) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and without advance notice. All such inspections or audits by the Administrative Agent shall be at the Borrower’s expense; provided that so long as no Default, Event of Default or Event of Acceleration exists, the Borrower shall not be required to reimburse the Administrative Agent for inspections or audits more frequently than once in each fiscal year.
Section 5.5Notices. Promptly upon obtaining knowledge thereof, give notice in writing to the Administrative Agent of the occurrence of (a) any Default, Event of Default or Event of Acceleration, (b) any development or event known to Borrower that has had or would reasonably be expected to have a Material Adverse Effect and (c) litigation or governmental or arbitration proceedings filed against the Borrower that would reasonably be expected to have a Material Adverse Effect. Each notice pursuant to this Section 5.5 shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Borrower or the relevant Subsidiary proposes to take with respect thereto.
Section 5.6Other Matters Relating to Regulated Business. (a) Not become subject to any injunction or agreement of any type, formal or informal, with any Governmental Authority or Regulatory Supervising Organization (other than any such injunction or agreement that applies generally to the Borrower and the market in which it operates and any membership restrictions imposed pursuant to FINRA Rule 1014) if the result thereof would reasonably be expected to prohibit the conduct of all or a material portion of the business of the Borrower or any of its Subsidiaries or that would reasonably be expected to have a Material Adverse Effect.
(a) Except as would not reasonably be expected to have a Material Adverse Effect, the Borrower and each of its Regulated Subsidiaries shall be duly registered as a futures commission merchant under the CEA, and shall be a member in good standing of the NFA. Except as would not reasonably be expected to have a Material Adverse Effect, the Borrower and each of its Regulated Subsidiaries shall be a member in good standing of the futures exchanges and futures clearing corporations with which membership is required in order to enable it to conduct its business. Except as would not reasonably be expected to have a Material Adverse Effect, the Borrower and each of its Regulated Subsidiaries shall be in compliance with the CEA and the rules and regulations thereunder applicable to it, the rules and regulations of the NFA applicable to it, and the rules and regulations of the futures exchanges and futures clearing corporations of which it is a member.
Section 5.7Anti-Corruption Laws. Conduct its businesses in compliance with Applicable Anti-Corruption Laws and Sanctions laws and maintain policies and procedures designed to promote compliance with Applicable Anti-Corruption Laws and Sanctions.
Section 5.8Maintenance of Insurance. Maintain casualty insurance (giving effect to reasonable and prudent self-insurance) according to reasonable and prudent business practices.
Section 5.9Subordinated Debt. The Loans shall be pari passu with all other Subordinated Debt.
Section 5.10Maintenance of Property. The Borrower shall (i) maintain, preserve, and keep its property (including technological systems) in good repair, working order and condition (ordinary wear and tear excepted) and (ii) from time to time make all needful and proper repairs, renewals, and replacements, thereto, except in the case of each of clause (i) and clause (ii) where the failure to do so would not reasonably be expected to have a Material Adverse Effect.
Section 5.11Environmental Laws. Borrower shall:
(a) Promptly notify the Administrative Agent upon Borrower or any of its Subsidiaries having knowledge of any violation or non-compliance with, or liability under any Environmental Laws which, when taken together with all other pending violations could reasonably be expected to have a Material Adverse Effect, and promptly furnish to the Administrative Agent all written notices which Borrower or any of its Subsidiaries may receive from any Governmental Authority or other Person with respect to any violation, or potential violation or non-compliance with, or liability or potential liability under any Environmental

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Laws which, in any case or when taken together with all such other notices, could reasonably be expected to have a Material Adverse Effect.
(b) Comply with all applicable Environmental Laws to the extent affecting any property owned or leased by Borrower or any of its Subsidiaries, and obtain and comply in all respects with and maintain any and all licenses, approvals, registrations or permits required by applicable Environmental Laws, except where failure to do so could not reasonably be expected to have a Material Adverse Effect.
(c) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required of Borrower or any of its Subsidiaries under all Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities, except where failure to do so could not reasonably be expected to have a Material Adverse Effect. Any order or directive whose lawfulness is being contested in good faith by appropriate proceedings shall be considered a lawful order or directive when such proceedings, including any judicial review of such proceedings, have been finally concluded by the issuance of a final non-appealable order; provided, however, that Borrower shall have set aside on its books reserves (the presentation of which is segregated to the extent required by GAAP) adequate with respect thereto if reserves shall be deemed necessary.
(d) Defend, indemnify and hold harmless the Administrative Agent and the Lenders, and their respective employees, agents, officers and directors, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, known or unknown, contingent or otherwise, arising out of, or in any way related to the violation of or non-compliance by Borrower or any of its Subsidiaries with any Environmental Laws, or any orders, requirements or demands of Governmental Authorities related thereto, including, without limitation, reasonable external attorney and consultant fees, investigation and laboratory fees, court costs and litigation expenses, but excluding therefrom all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses arising out of or resulting from (i) the gross negligence or willful acts or willful misconduct of any indemnified party or (ii) any acts or omissions of any indemnified party occurring after any indemnified party is in possession of, or controls the operation of, any property or asset.
Section 5.12Post-Closing Covenant. Within 5 Business Days after the Closing Date, the Borrower shall provide the Administrative Agent with copies of (i) the final approval of the CME, and (ii) the final approval of FINRA, with respect to each of which preliminary approval was received and delivered on or before the Closing Date pursuant to Section 3.2(c).
SECTION 6. NEGATIVE COVENANTS.
The Borrower (on behalf of itself and each of its Subsidiaries) hereby agrees that, so long as the Commitments remain in effect or any Loan or other amount is owing to the Lenders under the Loan Documents (other than unasserted indemnification, tax gross up, expense reimbursement or yield protection obligations, in each case for which no claim has been made), the Borrower shall not, and shall not permit any of its Subsidiaries to:
Section 6.1Indebtedness. Create, issue, incur, assume, or suffer to exist any Indebtedness, except:
(a)    Indebtedness pursuant to the Loan Documents;
(b)    Indebtedness outstanding on the date hereof and listed on Schedule 6.1 and any Permitted Refinancing Indebtedness incurred to Refinance such Indebtedness;

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(c)    Indebtedness in connection with purchase money obligations and Capital Lease Obligations; provided, that, (i) the aggregate outstanding principal amount of all such Indebtedness shall not exceed the greater of (x) $56,250,000 and (y) 0.1799% of the Borrower’s consolidated total assets, as determined under GAAP, at any one time outstanding; and (ii) such Indebtedness when incurred shall not exceed the purchase price of the asset(s) financed; and Permitted Refinancings of such Indebtedness;
(d)    (i) Indebtedness assumed in connection with Acquisitions, which Indebtedness exists at the time of such Acquisition and is not created in contemplation of such event and (ii) any Permitted Refinancing Indebtedness incurred to Refinance such Indebtedness;
(e)    Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn in the ordinary course of business against insufficient funds in an account of the Borrower and its Subsidiaries, so long as such Indebtedness is promptly repaid;
(f)    any Subordinated Debt, so long as the Borrower is in compliance with the covenant set forth in Section 6.2(c);
(g)    Indebtedness in respect of workers’ compensation claims, health, disability or other employee benefits, property casualty or liability insurance premiums, self-insurance obligations, in each case in the ordinary course of business;
(h)    to the extent the same constitutes Indebtedness, Indebtedness representing deferred compensation to employees, officers or directors of such Borrower and its Subsidiaries incurred in the ordinary course of business
(i)    Indebtedness incurred by the Borrower or a Subsidiary of the Borrower arising from agreements providing for indemnification, adjustment of purchase price or similar obligations or earn-outs, in each case on customary and commercially reasonably terms and incurred in connection with any Acquisition or any disposition of any business or assets permitted hereunder;
(j)    Indebtedness as an account party in respect of trade or standby letters of credit issued in the ordinary course of business;
(k)    Indebtedness under the StoneX Financial Margin Facility, provided that the Borrower may not increase the principal amount of such facility to an amount in excess of $420,000,000, and Permitted Refinancings of such Indebtedness;
(l)    Indebtedness under the Permitted Facilities (other than the StoneX Financial Margin Facility), including any amendments to such Permitted Facilities, provided, that, at the time of entering into any Permitted Facility or any amendment that increases the amount of such facilities: (i) no Default has occurred and is continuing and (ii) after giving effect to such Permitted Facility on a pro forma basis (assuming full utilization of such Permitted Facility), Borrower would be in compliance with the financial covenant set forth in Section 6.2(a); and Permitted Refinancings of such Indebtedness;
(m)    Indebtedness with respect to trade payables, and Indebtedness incurred in the ordinary course of business;
(n)    Trading Debt;

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(o)    short-term commodities financings in an aggregate amount not to exceed $150,000,000 at any time outstanding;
(p)    Indebtedness with respect to margin accounts held with the Borrower’s broker that holds the CME Shares.
(q)    obligations (contingent or otherwise) existing or arising under any Swap Contract; provided, that, such obligations are (or were) entered into in the ordinary course of business and not for purposes of speculation or taking a “market view;”
(r)    other Indebtedness in an aggregate principal amount not to exceed the greater of (x) $100,000,000 and (y) 0.3197% of the Borrower’s consolidated total assets at any one time outstanding;
(s)    any Indebtedness under Qualified Securitization Transactions; and
(t)    (i) Guarantee Obligations in respect of Guaranteed Introducing Brokers or floor members of any exchange in the ordinary course of business, (ii) Guarantee Obligations in the ordinary course of business for the benefit of securities exchanges, futures exchanges, contract markets, commodities markets, swap execution facilities, other exchanges, clearinghouses or similar organizations with which the Borrower or its Subsidiaries deals in the ordinary course of business and is a member to the extent required by the rules of such securities exchanges, futures exchanges, contract markets, commodities markets, swap execution facilities, other exchanges, clearinghouses or similar organizations, and (iii) Guarantee Obligations to counterparties arising in the ordinary course of the trading and market making business of the Borrower and its Subsidiaries;
Section 6.2Financial Covenants. Permit:
(a)    Total Leverage Ratio to be greater than 0.75 to 1.00 as of the last day of any month.
(b)    Tangible Net Worth to be less than $1,000,000,000 as of the last day of any month.
(c)    the Borrower to incur Subordinated Debt unless (A) on the date such Subordinated Debt is incurred (x) such Subordinated Debt has “market” terms and conditions, and (y) the FCM Debt Threshold does not exceed 1.75 (both before and on a pro forma basis after giving effect to the incurrence of such Subordinated Debt).
(d)    the Borrower’s Adjusted Net Capital to be less than 115% of the Borrower’s CFTC Current Regulatory Minimum Net Capital as of the last day of any month.
(e)    the Borrower’s Adjusted Net Capital to be less than 115% of the Borrower’s FINRA Current Regulatory Minimum Net Capital as of the last day of any month.
(f)    the Borrower to have a ratio of the Borrower’s EBITDA to the Borrower’s Interest Expense with respect to (i) any Indebtedness under this Agreement, (ii) any Indebtedness under the StoneX Financial Margin Facility and (iii) any other Subordinated Indebtedness, as of the last day of each of Borrower’s fiscal quarters, of less than 1.15 to 1.0, calculated for the twelve month period ending as of the last date of each such fiscal quarter.
(g)    the Borrower to maintain a ratio of (i) the sum of (a) excess segregated funds and excess secured funds, plus (b) all guarantee funds held at exchanges plus (c) all unencumbered funds held in non-segregated or non-regulated (house) accounts not held for

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margin plus (d) 85% of the value of unencumbered securities owned by the Borrower to (ii) the aggregate outstanding principal amount of Subordinated Debt of the Borrower, of less than 1.0 to 1.0, as of the last day of any month.
Section 6.3Modifications to Organizational Documents. Amend, supplement, modify or otherwise change its organizational documents, including, without limitation, entering into any new agreement with respect to any of its Capital Stock, except for new agreements, amendments, modifications or other changes that do not materially and adversely affect the ability of Borrower to amend, modify, renew or supplement the terms of the Loan Agreement or any of the other Loan Documents, or otherwise adversely affect the interests of the Lenders in any material respect.
Section 6.4Transaction with Affiliates. Enter into any transaction with any Affiliate, including, without limitation, (i) any purchase, sale, lease or exchange of Property and (ii) the rendering of any service or the payment of any management, advisory or similar fees (other than, with respect to clause (ii), transactions with any other member of the Borrower Group and not involving any other Affiliate) unless, in each case, such transaction is upon fair and reasonable terms no less favorable to the Borrower or its Subsidiaries than it would obtain in a comparable arm’s length transaction with a Person that is not an Affiliate. The first sentence of this Section 6.4 shall not apply to (i) customary, reasonable and documented directors’ fees paid to the members of the boards of directors of any member of the Borrower Group, in their capacity as such, and the reimbursement for necessary, reasonable and documented out-of-pocket expenses of such members in their capacities as such, in each case arising from their direct service as members of such boards of directors and reasonable compensation to officers; (ii) commercially reasonable and customary indemnification obligations of the Borrower or its Subsidiaries arising under its Organizational Documents or other indemnification agreements with any of their officers and directors; (iii) the Loan Documents; (iv) any Subordinated Debt documents, (v) Restricted Payments that do not violate the provisions of Section 6.8, (vi) transactions relating to a Qualified Securitization Transaction, and (vii) transactions pursuant to agreements or arrangements as in effect on the Closing Date and any amendment, modification or replacement of such agreement (so long as such amendment, modification or replacement is not materially less favorable to the Borrower and its Subsidiaries, taken as a whole, than the original agreement as in effect on the Closing Date).
Section 6.5Limitation on Hedge Agreements. Enter into any hedge agreement other than hedge agreements entered into in the ordinary course of business or as required hereby, and not for speculative purposes.
Section 6.6Subordinated Debt. Amend or otherwise modify any Subordinated Debt document if such amendment or modification would be materially adverse to the Lenders.
Section 6.7Fundamental Changes. Consummate any merger, consolidation or amalgamation, or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), other than mergers, consolidations or amalgamations among the Borrower, Subsidiaries of the Borrower and Affiliates of the Borrower, so long as, if the Borrower is a party to such merger, consolidation or amalgamation, the Borrower is the surviving party.
Section 6.8Restricted Payments. During the existence of a Default, Event of Default or Event of Acceleration, declare or pay any cash dividend on, or make any payment on account of, the purchase, redemption, defeasance, retirement or other acquisition of, any Capital Stock of the Borrower, or make any other distribution in respect thereof, either directly or indirectly (collectively, “Restricted Payments”).
Section 6.9Accounting Changes. Change its accounting policies and procedures in any material respect, except as may be required by GAAP or as approved by the Borrower’s accountants.
Section 6.10Disposition of Assets. Dispose of material assets or liquidate or dissolve any Subsidiary or line of business of the Borrower, other than (i) Dispositions with respect to a Subsidiary or line of business that is not material, (ii) Dispositions (including securities, Swap Contracts, commodities, forwards, futures, derivatives and other financial instruments) in the

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ordinary course of business, (iii) Dispositions of assets in connection with a replacement of such asset, (iv) Dispositions by the Borrower or any Subsidiary of the Borrower to the Borrower, Subsidiaries of the Borrower or Affiliates of the Borrower, (v) Restricted Payments that do not violate Section 6.8, (vi) Dispositions of the CME Shares; provided, that Borrower shall at all times retain at least the number of CME Shares required for continued membership in CME; (vii) the Disposition of non-core assets acquired in connection with a transaction or series of related transactions pursuant to which a Person becomes a Subsidiary of the Borrower after the date of this Agreement or is merged or consolidated with (including pursuant to any acquisition of assets and assumption of related liabilities) the Borrower or any of its Subsidiaries; provided that such Disposition is consummated within one (1) year after the date on which the applicable acquisition was consummated, (viii) the sale or financing of Securitization Assets pursuant to the terms of a Qualified Securitization Transaction, and (ix) other Dispositions in an aggregate amount not to exceed $30,000,000 in any fiscal year.
Section 6.11Outbound Investment Rules. Borrower will not, nor will it permit any of its Subsidiaries to, (a) be or become a “covered foreign person”, as that term is defined in the Outbound Investment Rules or (b) engage, directly or indirectly, in (i) a “covered activity” or a “covered transaction”, as each such term is defined in the Outbound Investment Rules, (ii) any activity or transaction that would constitute a “covered activity” or a “covered transaction”, as each such term is defined in the Outbound Investment Rules, if the Borrower were a U.S. Person or (iii) any other activity that would cause the Administrative Agent or any Lender to be in violation of the Outbound Investment Rules or cause the Administrative Agent or any Lender to be legally prohibited by the Outbound Investment Rules from performing under this Agreement.
Section 6.12Hazardous Materials. None of Borrower or any of its Subsidiaries shall cause or permit any of its properties or assets to be used to generate, manufacture, refine, transport, treat, store, handle, dispose, transfer, produce or process Hazardous Materials, except in compliance in all material respects with all applicable Environmental Laws, nor Release or permit or suffer any Release as a result of any intentional act or omission on its part of Hazardous Materials onto any such property or asset in violation of any Environmental Law, in each case except where the same could not reasonably be expected to result in a Material Adverse Effect.
Section 6.13Subsidiaries. The Borrower shall not, nor shall it permit any of its Subsidiaries to, directly or indirectly, form, create, acquire or permit to exist any Subsidiary, unless the Administrative Agent shall have consented thereto in writing (such consent not to be unreasonably withheld, conditioned or delayed); provided, that Borrower or any Subsidiary may form Securitization Entities in connection with Qualified Securitization Transactions.
SECTION 7. EVENTS OF ACCELERATION, EVENTS OF DEFAULT AND REMEDIES.
Section 7.1Events of Acceleration. An “Event of Acceleration” shall occur if any of the following events shall occur and be continuing:
(a) The Borrower shall fail to pay (i) any principal of any Loan when required to be paid under the terms of the Loan Agreement or any other Loan Document or (ii) any interest owed by it on any Loan or any other amount payable by the Borrower under the Loan Agreement or under any other Loan Document, within five days after any such interest or other amount is required to be paid under the terms of the Loan Agreement or any other Loan Document; or
(b) Any representation or warranty made or deemed made by the Borrower herein or in any other Loan Document or that is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with the Loan Agreement or any such other Loan Document, shall, in either case, prove to have been inaccurate in any material respect (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects) on or as of the date made or deemed made or furnished; or

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(c) The Borrower shall default in the observance or performance of any agreement contained in the Loan Agreement, this Addendum or any other Loan Document to which it is a party (other than as provided in paragraphs (a) and (b) of this Section 7.1) and such default shall continue unremedied for a period of 15 days after the Borrower receives from the Administrative Agent written notice of the existence of such default or a responsible officer of the Borrower obtains knowledge thereof, provided that such grace period shall not apply to any breach of the covenants under Section 6 (other than the covenants under Section 6.2, for which a grace period of 5 days after the Borrower receives from the Administrative Agent written notice of the existence of such default or a responsible officer of the Borrower obtains knowledge thereof shall apply); or
(d) (i) The Borrower or any Subsidiary shall (x) default in making any payment of any principal of any Indebtedness (excluding the Loans) on the scheduled or original due date with respect thereto; or (y) default in making any payment of any interest on any such Indebtedness beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; or (z) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event of default shall occur, the effect of which payment or other default or other event of default described in clauses (x), (y) or (z) of this clause (e)(i) is to cause, or to permit the holder or beneficiary of such Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or to become subject to a mandatory offer to purchase by the obligor thereunder or to become payable; or (ii) there exists an event of default under any hedge agreement; provided that a default, event or condition described in this paragraph shall not at any time constitute an Event of Acceleration unless, at such time, one or more defaults or events of default of the type described in this paragraph shall have occurred and be continuing with respect to Indebtedness the outstanding principal amount of which (or the aggregate amount (giving effect to any netting agreements) that the Borrower or any Subsidiary would be required to pay if such hedge agreement were terminated at such time) exceeds in the aggregate $50,000,000; or
(e) (i) The Borrower or any Regulated Subsidiary shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Borrower or any Regulated Subsidiary shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Borrower or any Regulated Subsidiary any case, proceeding or other action of a nature referred to in clause (i) above that (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed or undischarged for a period of 60 days; or (iii) there shall be commenced against the Borrower or any Regulated Subsidiary any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial portion of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the Borrower or any Regulated Subsidiary shall take any action in furtherance of, or evidencing its consent to or approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) the Borrower or any Regulated Subsidiary shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

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(f) One or more judgments or decrees shall be entered against the Borrower or any Subsidiary for a liability (to the extent not paid or covered by insurance as to which the relevant insurance company has not denied coverage) of $50,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 30 days from the entry thereof, or any action shall be legally taken by a judgment creditor to levy upon properties of the Borrower or any Subsidiary to enforce such judgment; or
(g) any of the Loan Documents shall cease, for any reason, to be in full force and effect in any material respects, or the Borrower shall so assert in writing; or
(h) there shall have occurred a Change of Control; or
(i) the Borrower shall fail to meet the minimum capital requirements of the CME or the CFTC throughout a period of 15 consecutive Business Days, commencing on the date that the Borrower first determines and notifies the CME or the CFTC; or the CME or the CFTC first determines and notifies the Borrower of such fact; or
(j) the occurrence of an ERISA Event; or
(k) the CFTC’s revocation of the registration of the Borrower; or
(l) the CME shall suspend and not reinstate within 10 days or revoke the Borrower’s status as a member thereof.
Section 7.2Events of Default. An “Event of Default” shall occur if any of the following events shall occur and be continuing:
(a) an application for a decree adjudicating that customers of Borrower are in need of protection is made pursuant to the Securities Investor Protection Act of 1970 and is not dismissed within thirty (30) days;
(b) the aggregate indebtedness of Borrower exceeds 1500 percent of its net capital or, if Borrower has elected to operate under Exchange Act Rule 15c3-1(a)(1)(ii), its net capital computed in accordance therewith is less than two percent of its aggregate debit items computed in accordance with Exchange Act Rule 15c3-3a, or if Borrower is registered as a futures commission merchant, four percent of the funds required to be segregated pursuant to the CEA and the regulations thereunder (less the market value of commodity options purchased by option customers on or subject to the rules of a contract market, each such deduction not to exceed the amount of funds in the option customer's account), if greater, or, if Borrower is operating pursuant to Exchange Act Rule 15c3-1(a)(10), its net capital is less than its minimum requirement, throughout a period of 15 consecutive business days, commencing on the day Borrower first determines and notifies FINRA, or FINRA or the Commission first determines and notifies Borrower of such fact;
(c) the Borrower ceases to be registered as a broker or dealer under Section 15 of the Exchange Act or such registration is suspended or revoked;
(d) FINRA suspends (and does not reinstate within 10 days) or revokes Borrower’s status as a member thereof; or
(e) (i) The Borrower or any Regulated Subsidiary shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding up, liquidation, dissolution,

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composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Borrower or any Regulated Subsidiary shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Borrower or any Regulated Subsidiary any case, proceeding or other action of a nature referred to in clause (i) above that (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed or undischarged for a period of 60 days; or (iii) there shall be commenced against the Borrower or any Regulated Subsidiary any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial portion of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the Borrower or any Regulated Subsidiary shall take any action in furtherance of, or evidencing its consent to or approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) the Borrower or any Regulated Subsidiary shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due.
Section 7.3Remedies Upon Event of Acceleration or Event of Default. (a) Upon the occurrence and during the continuation of an Event of Acceleration or an Event of Default then, and in any such event, and subject to paragraph (b) below, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (e) of Section 7.2 above with respect to the Borrower, automatically the Loans (with accrued interest thereon) and all other amounts owing under the Loan Agreement and the other Loan Documents shall immediately become due and payable, and (B) if such event is any other Event of Acceleration or Event of Default, the Required Lenders may, by notice to the Borrower, declare the Loans (with accrued interest thereon) and all other amounts owing under the Loan Agreement and the other Loan Documents to be due and payable forthwith, whereupon the same shall immediately become due and payable; terminate or decrease the Commitments. Except as expressly provided in this Section 7.3, presentment, demand, protest and all other notices of any kind are hereby expressly waived by the Borrower.
(a) Notwithstanding anything to the contrary contained herein, for so long as FINRA is a Regulatory Supervising Organization of the Borrower, upon any acceleration of the Loans pursuant to paragraph (a) above as a result of an Event of Acceleration, the Administrative Agent shall provide notice to the Borrower and to FINRA of such acceleration and such acceleration shall be effective as of the last business day of the calendar month that is six months after such notice is received by Borrower and FINRA, provided, that no such notice shall be provided sooner than six months after the date of the Loan Agreement. If upon such accelerated maturity date the payment obligation of the Borrower under the Loan Agreement is suspended in accordance with the provisions of Section 12(a)(ii) of the Loan Agreement and liquidation of the Borrower has not commenced on or prior to such accelerated maturity date, then notwithstanding the provisions of Section 12(a)(ii), the payment obligation of the Borrower with respect to the Loans shall mature on the day immediately following such accelerated maturity date and in any event Borrower shall cause the payment obligations of the Borrower with respect to all other Subordinated Debt then outstanding to also mature at the same time, but the rights of the respective lenders to receive payment, together with accrued interest or compensation, shall remain subordinate as required by the provisions of Section 8 of the Loan Agreement.
(b) Upon any acceleration of the Loans pursuant to paragraph (a) above as a result of an Event of Default, the Loans (with accrued interest thereon) and all other amounts owing under the Loan Agreement and the other Loan Documents shall immediately become due and payable without further notice and, if the liquidation of Borrower’s business has not already commenced, Borrower shall immediately cause the rapid and orderly liquidation of its business and in any such event Borrower shall cause the payment obligations of the Borrower with respect to all other subordination agreements then outstanding to also mature at the same time, provided that the rights of the respective lenders to receive payment, together with accrued interest or

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compensation, shall remain subordinate as required by the provisions of Section 8 of the Loan Agreement.
(c) Upon the occurrence and during the continuation of an Event of Acceleration or an Event of Default, the Administrative Agent and the Lenders shall have all rights and remedies provided in the Loan Agreement and this Addendum, the other Loan Documents and applicable Law, all of which rights and remedies may be exercised without notice to or consent by the Borrower, except as such notice or consent is expressly provided for hereunder or under any other Loan Document or required by applicable Law. All rights, remedies and powers granted to the Administrative Agent and the Lenders hereunder, under any of the other Loan Documents or applicable Law, are cumulative, not exclusive and enforceable, in the Administrative Agent’s discretion, alternatively, successively, or concurrently on any one or more occasions, and shall include, without limitation, the right to apply to a court of equity for an injunction to restrain a breach or threatened breach by the Borrower of the Loan Agreement, this Addendum or any of the other Loan Documents.
SECTION 8. MISCELLANEOUS.
Section 8.1No Waiver, Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Lenders or the Administrative Agent, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Law.
Section 8.2Survival of Representations. All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of the Loan Agreement and this Addendum and the making of the Loans thereunder.
Section 8.3Notices; Effectiveness; Electronic Communication. (a) All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by email), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of email notice, when received, addressed as follows for the Borrower and the Administrative Agent, or to such other address as may be hereafter notified by the respective parties hereto:
(i)if to the Borrower:
StoneX Financial Inc.
230 Park Avenue
10th Floor
New York, NY 10169
Attention: Kevin Murphy
Email: Kevin.Murphy@stonex.com
And
StoneX Financial Inc.
c/o StoneX Group Inc.
1251 NW Briarcliff Parkway
Suite 800

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Kansas City, MO 64116
Attn: Bill Dunaway
Email: Bill.Dunaway@stonex.com
if to the Administrative Agent:
Bank of Hope
3200 Wilshire Blvd., 10th Floor
Los Angeles, CA 90010
Attention: Brandon Lee; Joseph Paik
Email: brandon.lee@bankofhope.com; joseph.paik@bankofhope.com provided that any notice, request or demand to or upon the Administrative Agent or the Borrower shall not be effective until received.
The parties hereto may, in their discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.
Section 8.4Successors and Assigns; Assignments. (a) The provisions of the Loan Agreement and this Addendum shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Lenders (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) a Lender may not assign, sell, pledge or encumber, dispose of or otherwise transfer any of its rights or obligations hereunder without the prior written consent of (x) the Borrower (such consent not to be unreasonably withheld, delayed or conditioned); provided that no consent of the Borrower shall be required if an Event of Default or Event of Acceleration has occurred and is continuing or if the assignment is to a Lender or an Affiliate of a Lender and (y) the Administrative Agent; provided, further that any such assignment, sale, pledge or encumbrance, disposal or other transfer shall require the prior written consent of FINRA and the Borrower’s DSRO. Any reference in this Agreement to a Lender shall also include its successors, permitted transferees or assigns. With respect to any partial assignment, other than assignments to a Lender or an Affiliate of a Lender, the assignment shall be in a minimum amount of $5,000,000 unless the Administrative Agent and, so long as no Event of Default or Event of Acceleration has occurred and is continuing, the Borrower has consented. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $5,000; provided that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment.
(a) A Lender may, with the prior written consent of the Borrower (provided that no consent of the Borrower shall be required if an Event of Default or Event of Acceleration has occurred and is continuing), sell participations to one or more banks or other entities (a “Participant”), in all or a portion of such Lender’s rights and obligations under the Loan Agreement and this Addendum (including all or a portion of its Commitments and the Loans owing to it); provided that (A) such Lender’s obligations under the Loan Agreement and this Addendum shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and (C) the Borrower shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under the Loan Agreement and this Addendum. Any agreement pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce the Loan

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Agreement and this Addendum and to approve any amendment, modification or waiver of any provision of the Loan Agreement and this Addendum (other than amendments described in the first proviso of Section 8.5).
(b) Notwithstanding the foregoing clauses (a) and (b), no assignment or participation may be made to (i) a Competitor of the Borrower unless the Borrower agrees in its sole discretion, (ii) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute a Defaulting Lender or a Subsidiary thereof or (iii) to a natural Person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person). “Competitor” means, on any date, (a) any competitor of the Borrower and its Subsidiaries identified by legal name on Schedule 8.4(c), and (b) any other Person who is a competitor of the Borrower and its Subsidiaries which has been designated by legal name by the Borrower as a “Competitor” by written notice to the Administrative Agent not less than 5 Business Days prior to such date; provided, that, (i) it is understood and agreed that Schedule 8.4(c) shall be updated from time to time by the Borrower to add any Competitor designated pursuant to the foregoing clause (b), (ii) the Administrative Agent shall have the right, and the Borrower hereby expressly authorizes the Administrative Agent, to provide Schedule 8.4(c) to each Lender requesting the same, and (iii) “Competitor” shall exclude any Person that the Borrower has designated as no longer being a “Competitor” by written notice delivered to the Administrative Agent. For the avoidance of doubt, with respect to any Person who becomes a Competitor after the date on which such Person has entered into a binding agreement to purchase or participate all or a portion of the rights and obligations of any Lender, such Person shall not retroactively be disqualified from being or becoming a Lender or a Participant, as applicable.
(c) The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
(d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
Section 8.5Amendments. None of this Addendum, the Loan Agreement, other Loan Documents, or any terms hereof or thereof may be waived, amended, supplemented or modified except with the consent of the Borrower and the Required Lenders and the prior approval of each of FINRA and the Borrower’s DSRO; provided that no such amendment, waiver or consent shall (i) extend or increase any Commitment of any Lender without the written consent of such Lender; (ii) reduce the principal of, or rate of interest specified herein on, any Loan, or any fees or other amounts payable hereunder or under any other Loan Document, or waive or excuse any such payment, without the written consent of each Lender directly and adversely affected thereby (provided that only the consent of the Required Lenders shall be necessary to amend any default rate or to waive the obligation of the Borrower to pay interest at any default rate); (iii) postpone (other than as set forth in Section 2.12(a) of this Addendum) any date scheduled for any payment of principal of any Loan or any interest thereon, or any fees or other amounts payable hereunder

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or under any other Loan Document, without the written consent of each Lender directly and adversely affected thereby; (iv) change the pro rata sharing of payments required hereby or thereby without the written consent of each Lender directly and adversely affected thereby; and (v) change any provision of this Section or the percentage in the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender; provided, further, that no such amendment, waiver or consent shall amend, modify or otherwise affect the rights or duties hereunder or under any other Loan Document of the Administrative Agent, unless in writing executed by the Administrative Agent and the Borrower. Any such waiver and any such amendment, supplement or modification shall be binding upon the Borrower, the Administrative Agent and the Lenders. In the case of any waiver, the Borrower and the Credit Parties shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Event of Default or Event of Acceleration waived shall be deemed to be cured and not continuing unless limited by the terms of such waiver, but no such waiver shall extend to any subsequent or other Event of Default or Event of Acceleration, or impair any right consequent on any such subsequent or other Event of Default or Event of Acceleration.
Notwithstanding anything herein to the contrary, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent that by its terms requires the consent of all the Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that the Commitment of any Defaulting Lender may not be increased or extended, or the maturity of any of its Loans may not be extended, the rate of interest on any of its Loans may not be reduced and the principal amount of any of its Loans may not be forgiven, in each case without the consent of such Defaulting Lender.
Section 8.6Headings. Section headings used in this Addendum are for reference only and shall not affect the construction of this Addendum.
Section 8.7Expenses; Indemnity; Damage Waiver. The Borrower agrees (a) to pay or reimburse the Administrative Agent for all of its reasonable and documented out-of-pocket costs and expenses incurred in connection with the syndication, development, negotiation, preparation, execution and delivery of the Loan Agreement, this Addendum and the other Loan Documents, and any amendment, amendment and restatement, supplement, waiver, consent, modification thereto or restructuring of the Loan Agreement, this Addendum and the other Loan Documents (whether or not the Transactions contemplated thereby are consummated), and the administration of the Transactions contemplated hereby and thereby, including in each case, without limitation, the reasonable and documented fees and disbursements and other charges of one primary counsel to the Administrative Agent, and if the Administrative Agent determines it is reasonably necessary, one local counsel in each relevant jurisdiction in connection with all of the foregoing, (b) to pay or reimburse each Credit Party for all its reasonable and documented out-of-pocket costs and expenses incurred in connection with the enforcement or protection of any rights under the Loan Agreement, this Addendum or the other Loan Documents and any such other documents, and the enforcement of the Loans (including any reasonable and documented out-of-pocket costs and expenses incurred in connection with any workout, restructuring or negotiations in respect of such Loans), in each case including, without limitation, the reasonable and documented fees and disbursements of counsel to such Credit Party and (c) to pay, indemnify or reimburse the Credit Parties and their respective Affiliates, and their respective officers, directors, partners, trustees, employees, advisors, agents and controlling Persons (each, an “Indemnitee”) for, and hold each Indemnitee harmless from and against any and all other liabilities, obligations, losses, damages, penalties, costs, expenses or disbursements incurred by any such Indemnitee or asserted against any Indemnitee arising out of any actions, judgments or suits of any kind or nature whatsoever (regardless of whether such Indemnitee is a party thereto or whether such

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claim, litigation, or other proceeding is brought by any party hereto or any third party or by the Borrower or any of its Affiliates) arising out of or in connection with the negotiation, execution, delivery, enforcement, performance and administration of the Loan Agreement, this Addendum or the other Loan Documents, including, without limitation, any of the foregoing relating to the use of proceeds of the Loans or the violation of, noncompliance with or liability under, any environmental Law applicable to the operations of the Borrower or any of its Properties (all the foregoing in this clause (c), collectively, the “Indemnified Liabilities”); provided the Borrower shall not have any obligation hereunder to any Indemnitee with respect to Indemnified Liabilities to the extent such Indemnified Liabilities (x) are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee or its affiliates, officers, directors, partners, trustees, employees, advisors, agents or controlling Persons, or (y) result from a claim brought by Borrower or any of its Affiliates against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if such Borrower or Affiliate has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction. All amounts due under this Section 8.7 shall be payable promptly after receipt of a reasonably detailed invoice therefor. Statements payable by the Borrower pursuant to this Section 8.7 shall be submitted to the Borrower at the address thereof set forth in Section 8.3, or to such other Person or address as may be hereafter designated by the Borrower in a written notice to the Administrative Agent. The agreements in this Section 8.7 shall survive termination or expiration of the Commitment and repayment of the Obligations. Notwithstanding the foregoing, this Section 8.7 shall not apply to Taxes, which shall be governed exclusively by Section 2.7.
Section 8.8Governing Law; Jurisdiction; Etc. (a) Governing Law. THIS ADDENDUM AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS ADDENDUM SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
Section 8.9(b) Submission to Jurisdiction; Waiver of Venue. The Borrower hereby irrevocably and unconditionally, for the benefit of each Credit Party:
(i)submits for itself and its Property in any legal action or proceeding relating to the Loan Agreement, this Addendum and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the courts of the State of New York sitting in the City and County of New York, the courts of the United States for the Southern District of New York, and appellate courts from any thereof;
(ii)consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;
(iii)agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to it at its address set forth in Section 8.3 or at such other address of which the Administrative Agent shall have been notified pursuant thereto; and
(iv)agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.
(a) Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, no party hereto shall assert, and each party hereto hereby waives, and

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acknowledges that no other Person shall have, any claim against any party or its Affiliates, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the Transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof; provided, that, nothing contained in this clause (b)(ii) shall relieve the Borrower of any obligation to indemnify an Indemnitee against special, indirect, consequential or punitive damages asserted against such Indemnitee by a third party claim.
Section 8.10Severability of Provisions. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
Section 8.11Excess Interest. Notwithstanding any provision to the contrary contained herein or in any other Loan Document, no such provision shall require the payment or permit the collection of any amount of interest in excess of the maximum amount of interest permitted by applicable Law to be charged for the use or detention, or the forbearance in the collection, of all or any portion of the Loans or other obligations outstanding under the Loan Agreement, this Addendum or any other Loan Document (“Excess Interest”). If any Excess Interest is provided for, or is adjudicated to be provided for, herein or in any other Loan Document, then in such event (a) the provisions of this Section 8.10 shall govern and control, (b) neither the Borrower nor any guarantor or endorser shall be obligated to pay any Excess Interest, (c) any Excess Interest that the Lenders may have received hereunder shall, at the option of the Lenders, be (i) applied as a credit against the then outstanding principal amount of Obligations hereunder and accrued and unpaid interest thereon (not to exceed the maximum amount permitted by applicable Law), (ii) refunded to the Borrower, or (iii) any combination of the foregoing, (d) the interest rate payable hereunder or under any other Loan Document shall be automatically subject to reduction to the maximum lawful contract rate allowed under applicable usury laws (the “Maximum Rate”), and the Loan Agreement, this Addendum and the other Loan Documents shall be deemed to have been, and shall be, reformed and modified to reflect such reduction in the relevant interest rate, and (e) neither the Borrower nor any guarantor or endorser shall have any action against the Lenders for any damages whatsoever arising out of the payment or collection of any Excess Interest. Notwithstanding the foregoing, if for any period of time interest on any of Borrower’s Obligations is calculated at the Maximum Rate rather than the applicable rate under the Loan Agreement, and thereafter such applicable rate becomes less than the Maximum Rate, the rate of interest payable on the Borrower’s Obligations shall remain at the Maximum Rate until each Lender has received the amount of interest which such Lender would have received during such period on the Borrower’s Obligations had the rate of interest not been limited to the Maximum Rate during such period.
Section 8.12Construction. The parties acknowledge and agree that the Loan Documents shall not be construed more favorably in favor of any party hereto based upon which party drafted the same, it being acknowledged that all parties hereto contributed substantially to the negotiation of the Loan Documents. The provisions of this Addendum relating to Subsidiaries shall only apply during such time as the Borrower has one or more Subsidiaries.
Section 8.13Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF

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LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
Section 8.14Counterparts; Integration, Effectiveness. The Loan Agreement and this Addendum may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. The Loan Agreement, this Addendum and the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as set forth above, no other evidence of any agreement among the parties relating to the subject matter hereof shall be executed or effective without the prior written approval of FINRA. Except as provided in Section 3.1, the Loan Agreement and this Addendum shall become effective when it shall have been executed by each of the parties hereto and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of the Loan Agreement and this Addendum by telecopy or other electronic means shall be effective as delivery of a manually executed counterpart of the Loan Agreement and this Addendum.
Section 8.15Acknowledgements. The Borrower hereby acknowledges that (a) it has been advised by counsel in the negotiation, execution and delivery of the Transactions, this Agreement and the other Loan Documents; (b) the Lenders and the Administrative Agent do not have any fiduciary relationship with or duty to the Parent or the Borrower arising out of or in connection with the Loan Agreement, this Addendum or any of the other Loan Documents, and the relationship between the Lenders and the Administrative Agent, on one hand, and the Parent and the Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and (c) no joint venture is created by the Loan Agreement, this Addendum or the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Parent, the Borrower and the Lenders.
Section 8.16Patriot Act. Each Credit Party hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Borrower and each guarantor of the Obligations, which information includes the name and address of the Borrower and each guarantor and other information that will allow the Credit Parties to identify the Borrower and each guarantor in accordance with the Act. The Borrower shall, promptly following a written request by the Administrative Agent, provide all documentation and other information that a Lender or the Administrative Agent requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Act.
Section 8.17Mitigation Obligations; Replacement of Lenders.
(a) Designation of a Different Lending Office. If any Lender requests compensation under Section 2.6, or requires the Borrower to pay any indemnified taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.7, then such Lender shall (at the request of the Borrower) use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.6 or 2.7, as the case may be, in the future, and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

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(b) Replacement of Lenders. If any Lender requests compensation under Section 2.6, or if the Borrower is required to pay any indemnified taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.7 and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with paragraph (a) of this Section, or if any Lender is a Defaulting Lender or a Non-Consenting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 8.4), all of its interests, rights (other than its existing rights to payments pursuant to Section 2.6 or 2.7) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that:
(i)the Borrower shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 8.4;
(ii)such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 2.8) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);
(iii)in the case of any such assignment resulting from a claim for compensation under Section 2.6 or payments required to be made pursuant to Section 2.7, such assignment will result in a reduction in such compensation or payments thereafter; and
(iv)in the case of any assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.
A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.
Section 8.18Confidentiality. Each of the Administrative Agent and the Lenders agree to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners); (c) to the extent required by applicable laws or by any subpoena or similar legal process; (d) to any other party hereto; (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder; (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement (provided such assignee or Participant or prospective assignee or Participant has agreed to keep the Information confidential in accordance with the terms hereof); (g) with the consent of the Borrower; or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section, or (y) becomes available to the Administrative Agent or any Lender or any of their respective Affiliates on a

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nonconfidential basis from a source other than the Borrower who did not acquire such information as a result of a breach of a confidentiality agreement.
For purposes of this Section, “Information” means all information received from the Borrower or any of its Subsidiaries or Affiliates relating to the Borrower or any of its Subsidiaries or Affiliates or any of their respective businesses, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Borrower or any of its Subsidiaries or Affiliates. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
Section 8.19Right of Setoff. Subject to the provisions of Section 12 of the Loan Agreement, if an Event of Default or Event of Acceleration shall have occurred and be continuing, each Lender and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held, and other obligations (in whatever currency) at any time owing, by such Lender or any such Affiliate, to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement or any other Loan Document to such Lender or its Affiliates, irrespective of whether or not such Lender or Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower may be contingent or unmatured or are owed to a branch, office or Affiliate of such Lender different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.11 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender and its Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender or its Affiliates may have. Each Lender agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.
SECTION 9. AGENCY
Section 9.1Appointment and Authority. Each of the Lenders hereby irrevocably appoints Bank of Hope to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. Except as otherwise provided in Section 9.6(b), the provisions of this Article are solely for the benefit of the Administrative Agent and the Lenders, and the Borrower shall not have rights as a third-party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

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Section 9.2Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for, and generally engage in any kind of business with, the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.
Section 9.3Exculpatory Provisions. (a) The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent:
(i)shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;
(ii)shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and
(iii)shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.
(a) The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 7.2 and 8.5, or (ii) in the absence of its own gross negligence, bad faith or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent in writing by the Borrower or a Lender.
(b) The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Event of Acceleration or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Section 3 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

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Section 9.4Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
Section 9.5Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the Loan Agreement and this Addendum as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence, bad faith or willful misconduct in the selection of such sub-agents.
Section 9.6Resignation of Administrative Agent. (a) The Administrative Agent may at any time give notice of its resignation to the Lenders and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to), on behalf of the Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that in no event shall any such successor Administrative Agent be a Defaulting Lender or a Competitor. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.
(a) If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by applicable law, by notice in writing to the Borrower and such Person remove such Person as Administrative Agent and, in consultation with the Borrower, appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.
(b) With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (i) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (ii) except for any indemnity payments owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time, if any, as the

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Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring or removed Administrative Agent (other than any rights to indemnity payments owed to the retiring or removed Administrative Agent), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article and Section 8.7 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Administrative Agent was acting as Administrative Agent.
Section 9.7Non-Reliance on Administrative Agent and Other Lenders. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.
Section 9.8No Other Duties, Etc. Anything herein to the contrary notwithstanding, the Lead Arranger listed on the cover page hereof shall not have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent or a Lender hereunder.
Section 9.9Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:
(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other obligations hereunder and under the other Loan Documents that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable and documented compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Section 8.7) allowed in such judicial proceeding; and
(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent

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and its agents and counsel, and any other amounts due the Administrative Agent under Section 8.7.
[Signature Pages to Follow]

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This Addendum is entered into between us for the uses and purposes hereinabove set forth as of the date first above written.
StoneX Financial Inc.,
as Borrower
By: /s/ Charles M. Lyon
Name: Charles M. Lyon
Title: Director, CEO

By: /s/ Anthony Di Ciollo
Name: Anthony Di Ciollo
Title: Director, President
Signature Page – Addendum to Loan Agreement
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This Addendum is entered into between us for the uses and purposes hereinabove set forth as of the date first above written.
BANK OF HOPE, as Administrative Agent and as a Lender
By: /s/ Brandon Lee
Name: Brandon Lee
Title: Senior Vice President
Signature Page – Addendum to Loan Agreement
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This Addendum is entered into between us for the uses and purposes hereinabove set forth as of the date first above written.
PREFERRED BANK, as a Lender
By: /s/ John C. Stipanov
Name: John C. Stipanov
Title: Senior Vice President & Group Manager

Signature Page – Addendum to Loan Agreement
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This Addendum is entered into between us for the uses and purposes hereinabove set forth as of the date first above written.
TRISTATE CAPITAL BANK, as a Lender
By: /s/ Ellen Frank
Name: Ellen Frank
Title: Senior Vice President

Signature Page – Addendum to Loan Agreement
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This Addendum is entered into between us for the uses and purposes hereinabove set forth as of the date first above written.
EAGLE BANK, as a Lender
By: /s/ Ian P. Joseph
Name: Ian P. Joseph
Title: Senior Vice President

Signature Page – Addendum to Loan Agreement
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This Addendum is entered into between us for the uses and purposes hereinabove set forth as of the date first above written.
PEAPACK BANK, as a Lender
By: /s/ Frank H. D'Alto
Name: Frank H. D'Alto
Title: Senior Managing Director
Signature Page – Addendum to Loan Agreement
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